                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 28, 1996
                                                --------------------------------


                          MINDSPRING ENTERPRISES, INC.
- - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-27890                    58-2113290
- - --------------------------------------------------------------------------------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)               File No.)              Identification No.)



1430 West Peachtree St., Suite 400, Atlanta, Georgia                30309
- - --------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


              Registrant's telephone number, including area code:
                                 (404) 815-0770


                                 Not applicable
- - --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                         Exhibit Index on Page:
                                                 ----
                         Total Number of Pages:
                                                 ----

Item 2.  Acquisition or Disposition of Assets.

        On June 28, 1996, MindSpring Enterprises, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement with PSINet, Inc., a New York corporation ("PSINet"), pursuant to which the Company agreed to acquire certain of the tangible and intangible assets and rights in connection with the consumer dial-up Internet access services currently operated by PSINet in the United States (the "Consumer Services"), including (i) up to 100,000 of the Seller's subscriber contracts relating to the Consumer Services; (ii) the lease for a customer service facility, and all telephone switches and other equipment and approximately 75 employees, located in New Cumberland, Pennsylvania; (iii) the benefits of all preexisting marketing programs; (iv) all of the ownership rights to the software used by subscribers to the Seller's Pipeline service, including both the client and service component which allows Pipeline subscribers to access the Internet (the "Pipeline Software"); (v) rights to the local content published by that portion of the Consumer Services dedicated to servicing subscribers using Pipeline Software; (vi) all engineering, business and other books, papers, files and records directly related to the Consumer Services; (vii) all manufacturer's warranties with respect to the Assets; and (viii) certain intellectual property rights used in connection with the Consumer Services (collectively, the "Assets"). The Company intends to use the Assets in a manner similar to which PSINet used the Assets.

        The Company agreed to purchase the Assets for an aggregate purchase price of up to $22.3 million, subject to adjustment, at two closings, the first of which occurred on June 28, 1996 (the "First Closing"). At the First Closing, the Company paid PSINet $1 million in cash (from cash on hand), and issued a promissory note in the amount of $2 million (the "Initial Promissory Note"), and obtained 15,000 subscriber contracts. The second closing is to occur on a date to be mutually determined by the Company and PSINet, and currently anticipated during the third quarter of 1996. In addition to the consideration delivered at the First Closing, the Company agreed to issue to PSINet three additional promissory notes (the "Additional Promissory Notes") for the balance of the purchase price for the Assets (up to $19.3 million depending upon (a) the number of subscribers who remain customers of the Company as of certain specified dates and (b) the number of new subscribers signed up by PSINet for the Company as of certain specified dates) at scheduled intervals, the last of which is to be no later than January 13, 1997. The Initial and Additional Promissory Notes provide, among other things, for conversion, at the option of PSINet, into Common Stock of the Company if such notes are not redeemed in full by the first anniversary of the issuance of such notes.

        The Purchase Agreement may be terminated by mutual written consent of the parties, or by one of the parties if the Second Closing shall not have occurred on or before September 15, 1996, provided that such failure to close is not a result of a breach of the Purchase Agreement by the party or parties seeking to terminate the Purchase Agreement.

        In connection with the Asset Purchase Agreement, the parties also entered into a Network Services Agreement (the "Services Agreement"), pursuant to which PSINet has agreed generally to provide Internet connection services to the Company and its subscribers through PSINet points-of-presence ("POPs") in the United States or in the territories served with such services by PSINet or any PSINet wholly-owned subsidiary. The Company agreed to pay specified fees for each customer of the Company which the Company acquired from PSINet pursuant to the Purchase Agreement or otherwise and which the Company has assigned to a primary dial-in POP that is a PSINet POP. The Company also agreed to provide to PSINet certain subscriber and usage information for the purpose of determining applicable fees.

        Also pursuant to the Services Agreement, PSINet agreed, among other things, (i) to make ISDN 64K and 128K Internet connection services available to the Company for the Company's dial-up customers for specified fees; (ii) for a specified fee, to allow the Company to co-locate equipment to provide, to the Company's customers being served through PSINet's network, electronic mail, chat, news, world-wide web, and/or domain name services in a form substantially similar to the forms of those services today in a limited number of PSINet POP sites; (iii) to provide the Company network status reports, subscriber log-in accounting information and access to PSINet's network monitoring systems; (iv) and for internet connection services which meet reasonable commercial standards.

        The term of the Services Agreement is five years, commencing on June 28, 1996, and is automatically renewable annually thereafter unless either party notifies the other in writing not less than 12 months prior to the end of such five-year period or any 12-month extension thereof. Either party may terminate the Services Agreement (the Company in whole or in part) upon 365 days written notice to the other party. The Company may terminate the Agreement in whole or in part without advance notice to PSINet under certain circumstances if there is a significant failure of PSINet's network.

        There is no material relationship between PSINet and the Company or any of its affiliates or any director or officer of the Company or any of their associates, and the purchase price was determined as a result of arms-length negotiations between the Company and PSINet. During such negotiations, the parties considered, among other things, the present stage of development of the business and operations of the Company, the condition of its assets and the market for its services.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)  Financial Statements of Business Acquired.

        It is not practicable to provide the required financial statements for the business acquired at this time. The statements will be filed as soon as they are prepared and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Commission.

        (b)  Pro Forma Financial Information.

        It is not practicable to provide the required pro forma financial statements for the Company at this time. The statements will be filed as soon as they are prepared and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Commission.

        (c)  Exhibits.

4       Convertible Note dated June 28, 1996

10.1 Asset Purchase Agreement by and between MindSpring Enterprises, Inc. and PSINet, Inc., dated June 28, 1996*

10.2 Network Services Agreement by and between MindSpring Enterprises, Inc. and PSINet, Inc., dated June 28, 1996*


- - ----------

* This Exhibit has been omitted and is being separately filed with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MINDSPRING ENTERPRISES, INC.


Date: July 15, 1996                        By:   /s/ CHARLES M. BREWER
                                               ------------------------------
                                                     Charles M. Brewer
                                                     Chairman and
                                                     Chief Executive Officer


Date: July 15, 1996                        By:   /s/ MICHAEL S. MCQUARY
                                               ------------------------------
                                                     Michael S. McQuary
                                                     President and
                                                     Chief Operating Officer

                                 EXHIBIT INDEX


Exhibit No.       Description                                              Page
- - -------------------------------------------------------------------------------

4                 Convertible Note dated June 28, 1996

10.1 Asset Purchase Agreement by and between MindSpring Enterprises, Inc. and PSINet, Inc., dated June 28, 1996*

10.2 Network Services Agreement by and between MindSpring Enterprises, Inc. and PSINet, Inc., dated June 28, 1996*

- - -------------

* This Exhibit has been omitted and is being separately filed with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2.

                                  EXHIBIT 4


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                          MINDSPRING ENTERPRISES, INC.

                               CONVERTIBLE NOTE,

                               DUE JUNE 28, 1997




$2,000,000.00                                                      June 28, 1996


         FOR VALUE RECEIVED, the undersigned, MINDSPRING ENTERPRISES, INC., a Delaware corporation (herein called the "Company"), hereby promises to pay to PSINET, INC., a New York corporation, or registered assigns (hereinafter called the "Payee"), the principal sum of Two Million Dollars ($2,000,000.00) (the "Principal", which shall be subject to increase or decrease as set forth below), together with interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be due and payable on the first anniversary of the date of this Note, when the entire balance of this Note shall be due and payable in full, equal to the interest rate published as the "prime rate" in the "Money Rates" section of The Wall Street Journal (the "PRIME RATE") plus three percent (3%). In no event, however, shall this Note bear interest in excess of the maximum rate of interest permitted by applicable law. All payments hereunder shall be made in lawful money of the United States of America, and shall be subject to the offset and deduction provisions described herein.

         In the event of a change in the Prime Rate, interest on the outstanding principal balance hereof will be adjusted accordingly, it being the intent hereof that the rate of said interest shall increase or decrease simultaneously with and to the same extent as an increase or decrease in the Prime Rate. Should The Wall Street Journal during the term hereof abolish or abandon the practice of publishing the Prime Rate, then the Prime Rate used during the remainder of said term shall be the rate from time to time announced by Citibank, N.A. as its "prime rate".

         In the event that this Note is not redeemed in full within ninety (90) days after the date of this Note, the Principal shall increase by five percent (5%) of the Principal then outstanding. The Principal shall increase in a like manner each ninety (90) days thereafter that this Note is note redeemed in full.

Late Charges

         If the entire amount of any principal payment and/or interest is not paid in full within five (5) days after the date when due, the Company shall pay to the Payee a late fee equal to two percent (2%) of the amount not paid.

Sale of Note; Transfer of Securities

         Neither this Note nor the shares of Common Stock issuable upon exercise of the conversion rights herein have been registered under the Securities Act of 1933, as amended (the "1933 Act") or under the securities laws of any state. Neither this Note nor any such shares, when issued, may be sold, transferred, pledged or hypothecated in the absence of (1) an effective registration statement for this Note, or the shares, as the case may be, under the 1933 Act, and such registration or qualification as may be necessary under the securities laws of any state, or (2) an opinion of counsel in form and substance reasonably satisfactory to the Company that such registration or qualification is not required. The Company may cause the certificate or certificates evidencing all or any of the shares issued upon exercise of the conversion rights contained in this Note before such registration and qualification of such shares to bear the following legend:

                 "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required."

         This Note shall be registered on books of the Company that shall be kept at its principal office for that purpose, and shall be transferable only on such books by the registered owner hereof in person or by duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with the next preceding paragraph hereof.

Redemption

         The Company may redeem this Note, by payment, in the case of full redemption, in full of the entire principal amount thereof then outstanding, together with all interest accrued thereon until the date of redemption. In the case of any partial redemption hereof, payments shall be applied first to payment of any accrued interest owing hereunder, and then against principal owing hereunder.

Conversion

         In the event that this Note is not redeemed in full by the first anniversary of the date of this Note, the registered owner of this Note is hereby given the right to convert all, but not less than all, of the total amount due under this Note into fully paid and nonassessable shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") as follows:

                 (1) Conversion Price. The registered owner of this Note shall receive one share of Common Stock for a price equal to the closing price of the common stock of the Company traded on the Nasdaq Stock Market as of the end of the trading day on the Second Closing Date, provided, however, that if the Second Closing Date has not occurred, then as of the end of the trading day on the First Closing Date (as defined in the Purchase Agreement).

                 (2) Procedure for Conversion. In order to exercise the conversion privilege, the registered owner shall surrender this Note to the Company at its main office, accompanied by written notice to the Company that such owner elects to convert the total amount due under this Note and an opinion of counsel in form and substance satisfactory to the Company that the issuance of shares of Common Stock upon such conversion has been registered under the 1933 Act and registered or qualified as necessary under applicable state securities laws, or that such registration and qualification are not required. As promptly as practicable after the receipt of such notice and opinion and surrender of this Note as aforesaid, the Company shall issue and deliver to the registered owner a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note (or specified portion hereof). Such conversion shall be deemed to have been effected at the close of business on the date on which such notice shall have been received by the Company and this Note shall have been surrendered as aforesaid. If this Note is converted in part only, upon such conversion the Company shall execute and deliver to the Payee, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. No fractional shares shall be issued upon conversion of this Note and any portion of the principal or interest hereof that would otherwise be convertible into a fractional share shall be paid in cash.

         The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient to permit the exercise in full by the registered owner of this Note of its conversion rights hereunder.

Default

         In case of the failure to pay, when due, the principal, any interest, or any other sum payable hereunder, and continuance of such failure for five
(5) business days after the date on which such principal, interest or other sum is due (whether upon maturity hereof, upon any installment payment date, upon any prepayment date, upon acceleration, or otherwise), the Payee may declare this Note to be due and payable in full.

Miscellaneous

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in the principal amount of this Note then outstanding in lieu of such Note. Any Note so made and delivered shall be dated as of the date to which interest has been paid on the Note lost, stolen, destroyed or mutilated.

         The Company shall have the right to offset and/or deduct, from time to time and at any time, any amounts of principal or interest payable under this Note against Losses (as defined in the Asset Purchase Agreement by and between the Company and Payee, dated as of June 28, 1996 ("Purchase Agreement")) asserted against, resulting to, imposed upon or incurred by the Company for which the Company has a right or claim for indemnification pursuant to ARTICLE 10 of the Purchase Agreement

         The Company hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.

         No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Company hereby agrees to pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by Payee in enforcing this Note.

         The terms of this Note shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof).

         This Note shall not be valid or obligatory for any purpose until authenticated by the execution hereof by the Chairman, President or a Vice President of the Company and registered upon the books of the Company as hereinabove provided.

         IN WITNESS WHEREOF, MINDSPRING ENTERPRISES, INC., a Delaware corporation, has caused this Note to be signed in its corporate name by its President or a Vice President, by authority duly given, all as of the day and year first above written.

                                     MINDSPRING ENTERPRISES, INC.



                                     By: /s/ Charles M. Brewer
                                        ----------------------------------------
                                     Title: Chief Executive Officer
                                           -------------------------------------

                            ASSET PURCHASE AGREEMENT


                                 by and between


                          MINDSPRING ENTERPRISES, INC.


                                    as Buyer


                                      and


                                  PSINET INC.


                                   as Seller






                                 June 28, 1996

                   At the offices of Hogan & Hartson, L.L.P.
                                McLean, Virginia

                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
1. DEFINITIONS AND REFERENCES...................................................................  1
2. SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ASSUMPTION OF LIABILITIES.......................  1
       2.1. Asset Sale and Purchase of Assets...................................................  1
       2.2. Purchase Price......................................................................  2
       2.3. Payment of Purchase Price...........................................................  2
       2.4. Assumption of Liabilities...........................................................  2
3. ADDITIONAL UNDERTAKINGS AND COVENANTS........................................................  2
       3.1. Billing and Collection Efforts......................................................  3
       3.2. Discontinuance of Use of the Pipeline Name..........................................  3
       3.3. Transition Period and Other Transition Matters......................................  3
       3.4. Securities Offering.................................................................  4
       3.5. Sales Representation................................................................  5
       3.6. Consents and Approvals..............................................................  5
       3.7. Transfer Tax........................................................................  6
       3.8. Access; Investigations by Buyer.....................................................  6
              3.8.1. Access; Cooperation........................................................  6
              3.8.2. Effect of Investigation....................................................  7
       3.9. Operation of the Business...........................................................  7
              3.9.1. Conduct Business in Ordinary Course........................................  7
              3.9.2. Notice of Material Adverse Change..........................................  8
       3.10. News Releases; Securities Filings..................................................  8
       3.11. Employees; WARN Act................................................................  9
       3.12. Values of Assets...................................................................  9
       3.13. Bulk Sales Laws....................................................................  9
       3.14. Confidentiality....................................................................  9
       3.15. Second Closing Subscribers......................................................... 10
4. REPRESENTATIONS AND WARRANTIES BY SELLER..................................................... 10
       4.1. Organization and Standing........................................................... 10
       4.2. Subsidiaries........................................................................ 10
       4.3. Certificate or Articles of Incorporation and Bylaws................................. 11
       4.4. Employees........................................................................... 11
       4.5. Financial Statements................................................................ 11
       4.6. No Liabilities...................................................................... 12
       4.7. Taxes............................................................................... 12
       4.8. Conduct of Business; Absence of Material Adverse Change............................. 12
       4.9. Assets.............................................................................. 13
              4.9.1. Title to the Assets........................................................ 13
              4.9.2. Condition of Tangible Assets............................................... 13
              4.9.3. GAAP Valuation of Assets................................................... 13

       4.10. Real Property...................................................................... 13
              4.10.1. Leases.................................................................... 13
              4.10.2. Violation of Laws......................................................... 14
              4.10.3. Condemnation.............................................................. 14
              4.10.4. Location of Assets........................................................ 14
       4.11. Intellectual Property.............................................................. 14
       4.12. Seller Customers and Contracts..................................................... 15
       4.13. Names of Certain Subscribers....................................................... 16
       4.14. Books and Records.................................................................. 16
       4.15. Litigation; Disputes............................................................... 16
              4.15.1. No Litigation; Compliance with Orders..................................... 16
              4.15.2. No Disputes............................................................... 16
       4.16. Labor Relations.................................................................... 17
       4.17. Pension and Benefit Plans.......................................................... 17
              4.17.1. Schedule of Plans......................................................... 17
              4.17.2. Copies of Documents....................................................... 17
              4.17.3. Multiemployer Plans....................................................... 18
              4.17.4. Delinquent Contributions.................................................. 18
              4.17.5. Post-retirement Plans..................................................... 18
       4.18. Environmental...................................................................... 18
              4.18.1. Compliance with Law....................................................... 18
              4.18.2. Litigation................................................................ 18
              4.18.3. Permits................................................................... 19
              4.18.4. Information............................................................... 19
              4.18.5. PCBs; Asbestos............................................................ 19
       4.19. Authorization...................................................................... 19
       4.20. Absence of Violation; Compliance with Laws......................................... 20
       4.21. Binding Obligation................................................................. 20
       4.22. Disclosure......................................................................... 20
       4.23. Securities Matters................................................................. 20
5. REPRESENTATIONS AND WARRANTIES OF BUYER...................................................... 21
       5.1. Organization and Standing........................................................... 21
       5.2. Authorization....................................................................... 21
       5.3. Binding Obligation.................................................................. 21
       5.4. Litigation; Disputes................................................................ 21
6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.......................................... 22
       6.1. Representations and Covenants....................................................... 22
       6.2. Delivery of Documents............................................................... 22
       6.3. Legal Proceedings................................................................... 22
       6.4. Material Adverse Change............................................................. 23
       6.5. Hart-Scott-Rodino................................................................... 23
7. CONDITIONS PRECEDENT TO SELLERS OBLIGATION TO CLOSE.......................................... 23
       7.1. Representations and Covenants....................................................... 23
       7.2. Delivery of Buyer Documents......................................................... 23
       7.3. Legal Proceedings................................................................... 24


       7.4. Hart-Scott-Rodino................................................................... 24
8. THE CLOSING.................................................................................. 24
       8.1. Closing............................................................................. 24
       8.2. Deliveries by Seller at the First Closing........................................... 24
              8.2.1. Assignment Documents and Agreements........................................ 24
              8.2.2. Confidentiality and Non-competition Agreement.............................. 25
              8.2.3. Certified Resolutions...................................................... 25
              8.2.4. Seller Officers' Certificates.............................................. 25
              8.2.5. Other Documents............................................................ 25
       8.3. Deliveries by Seller at the Second Closing.......................................... 26
              8.3.1. Assignment Documents and Agreements........................................ 26
              8.3.2. Confidentiality and Non-competition Agreement.............................. 26
              8.3.3. Lease...................................................................... 26
              8.3.4. Certified Resolutions...................................................... 26
              8.3.5. Seller Officers' Certificates.............................................. 27
              8.3.6. Other Documents............................................................ 27
       8.4. Deliveries by Buyer at the First Closing............................................ 27
              8.4.1. Purchase Price Payment..................................................... 27
              8.4.2. Agreements................................................................. 27
              8.4.3. Certified Resolutions...................................................... 28
              8.4.4. Officers' Certificates..................................................... 28
              8.4.5. Other Documents............................................................ 28
       8.5. Deliveries by Buyer at the Second Closing........................................... 28
              8.5.1. Purchase Price Payment..................................................... 28
              8.5.2. Agreements................................................................. 28
              8.5.3. Certified Resolutions...................................................... 29
              8.5.4. Officers' Certificates..................................................... 29
              8.5.5. Other Documents............................................................ 29
9. RISK OF LOSS................................................................................. 29
10. SURVIVAL; INDEMNIFICATION................................................................... 29
       10.1. Survival of Representations and Warranties......................................... 29
       10.2. Indemnification by Seller.......................................................... 30
       10.3. Indemnification by Buyer........................................................... 31
       10.4. Conditions of Indemnification...................................................... 31
              10.4.1. Notice.................................................................... 32
              10.4.2. Counsel................................................................... 32
              10.4.3. Right to Defend........................................................... 32
              10.4.4. Non-monetary Harm......................................................... 32
11. TERMINATION; CONVEYANCE OF ADDITIONAL SUBSCRIBERS........................................... 33
       11.1. Termination........................................................................ 33
       11.2. Effect of Termination.............................................................. 33
       11.3. Conveyance of Additional Subscribers............................................... 34
12. GENERAL PROVISIONS.......................................................................... 34
       12.1. Additional Actions, Documents and Information...................................... 34
       12.2. Brokers............................................................................ 34


       12.3. Expenses........................................................................... 35
       12.4. Notices............................................................................ 35
       12.5. Waiver............................................................................. 36
       12.6. Benefit and Assignment............................................................. 36
       12.7. Entire Agreement; Amendment........................................................ 37
       12.8. Severability....................................................................... 37
       12.9. Headings........................................................................... 37
       12.10. Remedies Cumulative............................................................... 37
       12.11. Governing Law..................................................................... 37
       12.12. Signature in Counterparts......................................................... 38
       12.13. No Partnership.................................................................... 38

ANNEX I; SCHEDULE OF DEFINITIONS................................................................  1


                           ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 28, 1996 by and between PSINET INC. ("Seller") and MINDSPRING ENTERPRISES, INC. ("Buyer").

       WHEREAS, Seller owns, holds, and uses certain tangible and intangible assets and rights in connection with the consumer dial-up Internet access business currently operated by Seller in the United States, except for Bulk Customers (the "Business"); and

       WHEREAS, Buyer desires to purchase the Assets (as defined in Annex I) from Seller and contract with Seller to service Continuing Subscribers through PSI POPS, and Seller desires to sell the Assets to Buyer and contract with Buyer to service Continuing Subscribers through PSI POPS, all in accordance with and subject to the terms and conditions hereinafter set forth;

       NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.     DEFINITIONS AND REFERENCES

       Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings specified in the text of this Agreement or Annex 1 attached hereto and incorporated herein for all purposes of this Agreement, as the case may be (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

2.     SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ASSUMPTION OF LIABILITIES

       2.1.   ASSET SALE AND PURCHASE OF ASSETS.

       In reliance upon the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the First Closing Assets at the First Closing and the Second Closing Assets at the Second Closing.

       2.2.   PURCHASE PRICE.

              For and in consideration of the conveyances and assignments described in SECTION 2.1 and in addition to the assumption of liabilities as set forth in SECTION 2.4, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate purchase price (the "Purchase Price") equal to the sum of: (1) the product of (a) Two Hundred Dollars ($200.00) and (b) the number of Continuing Subscribers (but in no event shall the number of Continuing Subscribers be deemed to exceed 100,000) and (2) the net book value of the Harrisburg Facility as determined in accordance with GAAP (but not in Excess of Two Million Three Hundred Thousand Dollars ($2,300,000)).

              The Purchase Price shall be payable as described in SECTION 2.3. The Purchase Price shall be allocated among the Assets in accordance with
SECTION 3.12.

       2.3.   PAYMENT OF PURCHASE PRICE.

              The Purchase Price shall be payable to Seller as follows:

       (a) Buyer shall deliver to Seller at the First Closing the amount of One Million Dollars ($1,000,000.00) in immediately available funds (the "Cash Payment") and a fully executed copy of the First Note;

       (b) Buyer shall deliver to Seller at the Second Closing a fully-executed copy of the Second Note;

       (c) Buyer shall deliver to Seller within ten (10) days following the First Measurement Date a fully executed copy of the Third Note;

       (d) Buyer shall deliver to Seller within ten (10) days after the Second Measurement Date a fully executed copy of the Fourth Note.

       2.4.   ASSUMPTION OF LIABILITIES.

              At the First Closing, Buyer shall assume the First Closing Assumed Liabilities. At the Second Closing, Buyer shall assume the Second Closing Assumed Liabilities. Except for those liabilities and obligations expressly assumed by Buyer pursuant to this SECTION 2.4, Buyer shall have no responsibility for any liabilities or obligations of any kind or description of Seller, whether connected with the Business, the Assets or otherwise.

3.     ADDITIONAL UNDERTAKINGS AND COVENANTS

              Buyer and Seller hereby represent, covenant and agree with each other as follows:

       3.1.   BILLING AND COLLECTION EFFORTS.

              Prior to the Second Closing Seller shall bill the First Closing Subscribers and promptly forward fifty percent (50%) of collections relating thereto to Buyer. Buyer shall bill the Subscribers within ten days following the Second Closing and again within ten days following the end of the following month, and shall use its commercially reasonable efforts to collect any amounts owed to Buyer by the Continuing Subscribers during the 60 days following such initial billing.

       3.2.   DISCONTINUANCE OF USE OF THE PIPELINE NAME.

              Seller shall discontinue the use of the Pipeline Name in the United States following the Second Closing.

       3.3.   TRANSITION PERIOD AND OTHER TRANSITION MATTERS.

              (a) During the period from the Second Closing to the First Measurement Date (the "Transition Period"), Seller shall use its commercially reasonable efforts to take all calls and inquiries regarding the Interramp and Pipeline services, sign up callers as Buyer's customers and to cooperate with Buyer to transfer all Affinity Programs, Bounty Programs and Retail Programs to Buyer to the extent requested by Buyer.

              (b) Between the First Closing Date and the Second Measurement Date, Buyer shall produce and ship to the Subscribers Buyer's software to allow the Subscribers to use Buyer's network. Buyer shall pay the costs of such production and shipment initially, but on the Second Measurement Date Seller shall pay to Buyer fifty percent (50%) of Buyer's costs actually incurred in connection with such production and shipment. In the event that Seller does not make the payment required by the immediately preceding sentence, Buyer may offset the amount due from Seller under the immediately preceding sentence against the payments otherwise due Seller under the Notes.

              (c) Seller shall pay to Netscape the license fee payable under the Netscape License in connection with providing all Subscribers with the Netscape Navigator 2.X software.

              (d) Seller shall contract with and pay Douglas Paolella and Philip Leu to assist Buyer in the software writing, transition and conversion process arising out of the transactions contemplated by this Agreement full time until the First Measurement Date.

              (e) Seller will contract with and pay Arcus, Inc. to assist Buyer in writing software to upgrade Subscribers who were Seller's Pipeline customers and use Macintosh computers to make their software PPP-compatible with Buyer's current application package included.

              (f) Seller may deny access to the Pipeline service on and following the First Measurement Date.

              (g) Buyer shall continue to abide by those contractual terms requiring that those Subscribers who are currently receiving service under Seller's $5 per month and $9 per month price plans receive the same service on the same terms and conditions until the end of 1996.

              (h) Seller will forward e-mail to Subscribers who are Seller's Interramp subscribers received at their e-mail addresses with Seller to their e-mail addresses with Buyer for 365 days following the Second Closing Date.

              (i) Subscribers who were Seller's Interramp customers in cities which have both a PSI POP and a Buyer point-of-presence ("Buyer POP") shall be entitled to use only one of the PSI POP and the Buyer POP after the First Measurement Date and Buyer will choose which POP such Subscribers are entitled to use, in Buyer's sole discretion. Buyer shall not be liable for payment of any fees under the Network Services Agreement associated with Seller's customers who may continue to use a PSI POP in a city in which Buyer has chosen a Buyer POP.

       3.4.   SECURITIES OFFERING.

              Buyer shall use Best Efforts to complete a stock offering or other financing in order to refinance the Notes. In the event that the Buyer is able to raise funds through the sale of securities, Buyer shall apply the proceeds of such an offering to pay down the Notes according to the following formula:

              (a) if the net proceeds of any offering or other financing exceed thirty million dollars ($30,000,000.00), Buyer shall pay the Notes in full promptly following the closing of such offering or other financing;

              (b) if the net proceeds of any offering or other financing are between twenty and thirty million dollars ($20,000,000.00-30,000,000.00), Buyer shall pay down seventy-five percent (75%) of all sums outstanding under the Notes promptly following the closing of such offering or other financing;

              (c) if the net proceeds of any offering or other financing are between ten and twenty million dollars ($10,000,000.00-20,000,000.00), Buyer shall pay down fifty percent (50%) of all sums outstanding under the Notes promptly following the closing of such offering or other financing; and

              (d) if the net proceeds of any offering or other financing are between one and ten million dollars ($1,000,000.00 - $10,000,000.00), Buyer shall pay down thirty-three percent (33%) of all sums outstanding under the Notes.

       3.5.   SALES REPRESENTATION.

              (a) During the Sales Term, Seller shall act as sales representative for Buyer handling incoming sales opportunities that become available due to Seller's ongoing marketing efforts. Seller shall sign up new customers for Buyer in accordance with procedures established by Buyer, in its reasonable discretion, and shall not hold itself out as being able to bind Buyer except as specifically set forth in this Section 3.5.

              (b) Seller shall represent Buyer and its services in a fashion that is consistent with the Core Values and Beliefs detailed in EXHIBIT 3.5. If Buyer determines that Seller has not represented Buyer in a manner consistent with the Core Values and Beliefs detailed in EXHIBIT 3.5. Buyer may cancel the provisions of this SECTION 3.5 upon thirty (30) days' prior written notice to Seller.

              (c) Except as specifically set forth in this SECTION 3.5, Seller is not authorized to act as an agent of Buyer in any way related to Buyer's business nor to sell or resell Buyer's products or services.

              (d) All trademarks, service marks and tradenames identifying Buyer or Buyer's products or services (the "Marks") are the exclusive property of Buyer. Seller shall take no action which jeopardizes the Marks. Seller shall not use a Mark or the name of Buyer in any advertising, promotional material or public announcement without the prior written approval of Buyer.

              (e) Within twenty (20) days after the end of each calendar month, Buyer shall pay to Seller Fifty Dollars ($50) for each new customer signed pursuant to this Section 3.5 who remains current on its payments to Buyer for sixty (60) days following the date on which such customer representative first logs in. The provisions of this Section 3.5 may be canceled by Buyer upon ninety (90) days' prior written notice to Seller.

       3.6.   CONSENTS AND APPROVALS.

              Seller shall obtain and deliver to Buyer, prior to the First Closing, all waivers, consents and approvals that are required in order to transfer the Assets and the Assumed Liabilities to Buyer, each of which shall be in form and substance reasonably acceptable to Buyer; provided, however, that all waivers, consents and approvals that are required in order to transfer the Lease for the Harrisburg Facility, and all equipment leases which form part of the Assets, to Buyer shall be delivered by Seller to Buyer prior to the Second Closing. Buyer shall use its commercially reasonable efforts to assist Seller in Sellers efforts to obtain such waivers, consents and approvals. In addition, Buyer and Seller further agree to use their commercially reasonable efforts to obtain all other waivers, consents and approvals of all governmental authorities that are required in order for them to consummate the transactions contemplated by this Agreement or to perform the other obligations of such parties hereunder including without limitation any of the same required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Buyer and Seller shall: (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supra-governmental authority in connection with the transactions contemplated by this Agreement; and (ii) use commercially reasonable efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the First Closing or the Second Closing, as applicable.

       3.7.   TRANSFER TAX.

              Seller shall pay all stamp, sales, income, transfer or other taxes, Federal, state or local, imposed on it, and Buyer shall pay all such taxes imposed on it, in respect of any and all transfers pursuant to the terms of this Agreement.

              All property taxes, ad valorem taxes and special taxes or assessments attributable to the Assets (including, without limitation, real estate taxes and special taxes and assessments required to be paid under the Leases, whether required to be paid directly to the taxing authorities or the lessors under the Leases) for the fiscal year during which the Second Closing Date occurs shall be prorated and adjusted as of the Second Closing Date. If the real property taxes, personal property or ad valorem taxes for the fiscal year during which the Second Closing Date occurs are not finally determined as of the Second Closing Date, then such taxes for the immediately preceding fiscal year shall be used for purposes of prorating taxes on the Second Closing Date, with a further adjustment to be made after such taxes or assessments are finalized.

       3.8.   ACCESS; INVESTIGATIONS BY BUYER.

              3.8.1. ACCESS; COOPERATION.

              Seller shall, through the Second Closing Date, provide to representatives of Buyer reasonable access to the offices, books, contracts, agreements, records, officers, employees, consultants and contractors of or related to Seller with respect to the Business and will furnish representatives of Buyer such financial and operating data and other information with respect to the Business and Assets as Buyer or such representatives may reasonably request, including, without limitation, agreements with clients, customers, vendors, lessors, licensors and suppliers of Seller (collectively, the "Seller Information"). Seller shall cause its employees and agents to, cooperate with Buyer and Buyer's auditors in the production of Buyer's audited financial statements and shall make (a) Seller's records with respect to the Business, and (b) Seller's employees and agents, available to Buyer and Buyer's auditors during normal business hours for such purposes.

              3.8.2. EFFECT OF INVESTIGATION.

              Buyer's investigation of the financial and operating data, the Business, the Assets, and other information with respect to Seller shall in no way affect the obligations of Seller with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Agreement.

       3.9.   OPERATION OF THE BUSINESS.

              3.9.1. CONDUCT BUSINESS IN ORDINARY COURSE.

              Seller shall, through the Second Closing Date: (a) use its commercially reasonable efforts to preserve the Business and maintain its existing franchises and licenses and to preserve Seller's present relationships with customers, suppliers, consultants, employees and any other persons having business relations therewith; and (b) maintain the Assets in the same working order and condition as the Assets are in on the date of this Agreement, reasonable wear and tear excepted. Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, Seller shall, through the Second Closing Date, conduct the Business only in the Ordinary Course of Business and, in addition, shall not (except to the extent that Buyer has consented in writing thereto or that such action or inaction would not reasonably be expected to affect or be binding upon any part of the Business or the Assets): (i) grant any increase in the compensation payable or to become payable by Seller to officers or employees of the Business other than in the Ordinary Course of Business, or enter into any bonus, insurance, pension, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit or other similar plan, payment or arrangement for or with any of such officers or employees other than in the Ordinary Course of Business; (ii) enter into any agreement in connection with the Business that may not be terminated on less than 31 days' notice or that may reasonably be expected to have a material adverse effect on the Business or the Assets; (iii) make any capital purchases or commitments relating to the Business that exceed, individually or in the aggregate, $50,000; (iv) place, or allow to be placed, an Encumbrance on any of the Assets; (v) sell, assign, lease or otherwise transfer or dispose of any interest in any Asset (other than in the Ordinary Course of Business); (vi) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a material adverse effect on the Business or

Assets; (vii) except for actions taken or not taken in compliance with this
SECTION 3.9, do or omit to do any act (or permit such action or omission) which reasonably could be expected to cause a material breach of any Seller Contract; or (viii) take any action or fail to take any action that would reasonably be expected to cause any of the representations, warranties or covenants contained herein to be untrue or incorrect in any material respect or incapable of being performed or satisfied on the both the First Closing Date and the Second Closing Date. Notwithstanding the foregoing, however, except as set forth in SECTIONS
3.3 or 3.5 Seller shall not be obligated to solicit new subscribers or open accounts for new subscribers. Prior to the Second Closing Date, Seller shall maintain in full force and effect all of its existing casualty, liability, and other insurance relating to the Business through the day following the Second Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the Ordinary Course of Business.

              3.9.2. NOTICE OF MATERIAL ADVERSE CHANGE.

              Promptly after Seller has knowledge thereof, Seller shall, through the Second Closing Date, notify Buyer of any material adverse change in the operations, prospects, condition (financial or otherwise), Assets or liabilities of the Business, and shall provide Buyer with all information (including, without limitation, copies of all documents relating thereto) reasonably requested by Buyer concerning any Claims instituted, threatened or asserted against or affecting the Business or Assets at law or in equity before or by any Governmental Authority.

              Promptly after Seller has knowledge thereof, Seller shall, through the Second Closing Date, also notify Buyer in writing of the occurrence of any event, or the failure of any event to occur, prior to the Second Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Seller in this Agreement or any other Seller Document furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

              Promptly after Buyer has knowledge thereof, Buyer shall, through the Second Closing Date, notify Seller in writing of the occurrence of any event, or the failure of any event to occur, prior to the Second Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Buyer in this Agreement or any other Buyer Document furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

       3.10.  NEWS RELEASES; SECURITIES FILINGS.

              Except as may be otherwise required for compliance with applicable Laws or Nasdaq or stock exchange requirements, neither Buyer nor Seller shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other party hereto (which approval shall not be unreasonably delayed or withheld). Buyer and Seller shall cooperate to request confidential treatment with respect to the economic terms of the transactions contemplated by this Agreement in any filing with a securities regulatory Governmental Authority.

       3.11.  EMPLOYEES; WARN ACT.

              Buyer shall be permitted, but not obligated to make offers of employment effective following the Second Closing Date to the employees listed on SCHEDULE 3.11, but in no event prior to the expiration of any WARN Act notice period. Buyer shall not be liable to any person for any severance pay obligation arising as a result of the transactions contemplated herein. Seller shall provide any required notifications to the employees listed on SCHEDULE 3.11 as may be required by the WARN Act and shall bear any applicable WARN Act Losses with respect to the Employees. Buyer shall give all notices required by the WARN Act promptly following the date of this Agreement.

       3.12.  VALUES OF ASSETS.

              Buyer and Seller shall determine reasonably and in good faith the allocation of the Purchase Price among the Assets and the Confidentiality and Non-competition Agreement by mutual written agreement and will finalize the allocation within fifteen (15) days after the First Closing. Seller and Buyer agree, pursuant to Section 1060 of the Code, that the Purchase Price shall be allocated in accordance with such agreed-upon allocation, and that all income tax returns and reports shall be filed consistent with such allocation.

       3.13.  BULK SALES LAWS.

              Buyer and Seller agree to waive compliance with all bulk transfer or similar laws that may be applicable to the transactions contemplated by this Agreement.

       3.14.  CONFIDENTIALITY.

              Each party to this Agreement hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the other party to this Agreement not generally known by or available to the general public. Each party to this Agreement agrees at all times to use reasonable efforts, at least as stringent as those employed by it with respect to its own confidential information, (a) to keep confidential all such information that is identified as being of a confidential nature, (b) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity and (c) not to disclose such confidential information to any third party (other than to such party's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the other party's advance written authorization; provided, however, that each party to this Agreement shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it and not subject to restrictions of confidentiality;
(B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through such party. In the event this Agreement is terminated, each party to this Agreement shall return to the other party to this Agreement all documents, work papers and other materials furnished to the first party relating to the transactions contemplated hereunder, whether obtained before or after the execution of the Agreement. In the event of a breach or threatened breach by any party to this Agreement of the provisions of this Section, and in addition to other remedies that may be available, the other party shall be entitled to an injunction restraining the first party from disclosing in whole or in part, such information.

       3.15.  SECOND CLOSING SUBSCRIBERS.

              At least ten (10) days prior to the Second Closing Date, Seller shall deliver a list of the Second Closing Subscribers to Buyer, which list shall be acceptable to Buyer in its reasonable discretion and shall include the user login name, current credit card number and the Subscriber billing name.

4.     REPRESENTATIONS AND WARRANTIES BY SELLER

              Seller hereby represents and warrants to Buyer as follows:

       4.1.   ORGANIZATION AND STANDING.

              Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has the full and unrestricted corporate power and authority to own, operate, lease and otherwise to hold the Assets, to carry on the Business as currently conducted, to execute and deliver this Agreement and each Seller Document and to carry out the transactions contemplated hereby and thereby. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in the states set forth on SCHEDULE 4.1.

       4.2.   SUBSIDIARIES.

              Seller has no subsidiaries, and no equity investment or other interest in any corporation, association, partnership, joint venture or other entity, that own or hold any interest in the Assets or the Business other than PSInet Pipeline New York, Inc. which owns certain of the Pipeline Software, which shall be conveyed from PSInet Pipeline New York, Inc. to Seller prior to the Second Closing.

       4.3.   CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS.

              Seller has furnished to Buyer a true and complete copy of the certificate or articles of incorporation of Seller, as currently in effect, and a true and complete copy of the bylaws of Seller, as currently in effect.


       4.4.   EMPLOYEES.

              Seller has no written employment contract with any person with respect to the Business except any employment contracts as are set forth on
SCHEDULE 4.4. SCHEDULE 4.4 lists all current employees of Seller with respect to the Business (collectively, "the Employees"), showing each such person's name, position, initial employment date, and weekly base rate remuneration (without exclusions for deduction pursuant to Code Sections 125 or 401(k)), plus actual bonus or incentive compensation paid year to date and the total taxable compensation for the current fiscal year. Except as set forth on SCHEDULE 4.4 or otherwise entered into in the Ordinary Course of Business, other than general understandings which may exist for employment at will, no oral understandings currently exist between any executive officer or other representative of Seller authorized to enter into such understandings on behalf of Seller and any Employee of the Business regarding changes in compensation, promotion or any other change in status. Except as specified on SCHEDULE 4.4, as of the date of this Agreement other than in the Ordinary Course of Business no Employee has advised any executive officer, manager or supervisor of Seller, orally or in writing, that he or she intends to terminate such employment or to refuse employment by Buyer after the Second Closing, if Buyer offers such employment.

       4.5.   FINANCIAL STATEMENTS.

              Seller has furnished to Buyer, and there are attached hereto as
SCHEDULE 4.5, true and complete copies of the following: (i) an unaudited balance sheet and statement of income of the Business as of the end of the fiscal year ending in 1995, (ii) an unaudited balance sheet of the Business as of March 31, 1996, and an unaudited statement of income for the three-month period then ended and accompanying notes for both, (iii) listing of the book value of the Assets, (iv) receivables aging, (v) summary of bad debt write-offs,
(vi) details of major expense categories, (vii) schedule of gross margin analysis for the most recent twelve-month period, (viii) current customer counts for each PSI POP, (ix) customer counts by pricing plan and (x) monthly churn rate. The financial statements present fairly, in all material respects, the financial position of the Business as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with the accounting principles used by Seller in preparing financial statements for the Business, which principles are summarized on SCHEDULE 4.5 hereto.

       4.6.   NO LIABILITIES.

              Except as described in SCHEDULE 4.6, Seller has no material liabilities (whether contingent or absolute, matured or unmatured, known or unknown, including, without limitation, unasserted claims relating to the Assets of Seller), except for liabilities and obligations which were incurred in the Ordinary Course of Business since March 31, 1996.

       4.7.   TAXES.

              Seller, either in its own right or as a transferee, has no liability for Taxes that (a) are payable for or with respect to any periods prior to and including the date of this Agreement and the Second Closing Date in excess of the amounts actually paid prior to such dates or reserved for in financial statements of Seller, and (b) if not paid, could become the legal liability of Buyer or could adversely affect the Buyers ownership or use of the Assets or the Business following the Second Closing.

       4.8.   CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE.

              Other than as set forth in SCHEDULE 4.8, since March 31, 1996, there has been no material adverse change in the Business (financial or otherwise) or the Assets. Except as set forth in SCHEDULE 4.8, since March 31, 1996, Seller has conducted the Business diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business. Except as set forth in SCHEDULE 4.8 or except to the extent that such action or inaction could not reasonably be expected to materially and adversely affect the Business or the Assets, since March 31, 1996 Seller has not: (a) incurred a material loss of, or significant injury to, any material part of the Business or the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (c) sold, exchanged, transferred or otherwise disposed of any of the Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (d) written down the value of any Assets except write-downs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to the Business; (e) made or permitted any renewal, extension, amendment or termination of any material Seller Contract or Lease other than in the Ordinary Course of Business; (f) through negotiation or otherwise made any commitment or incurred any liability to any labor organization with respect to employees of the Business; (g) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee of the Business, other than in the Ordinary Course of Business; (h) made capital expenditures, or entered into commitments therefor, aggregating more than $50,000; (i) made any material change in any method of accounting or accounting practice; or (j) entered into any agreement to do any of the foregoing.

       4.9.   ASSETS.

              4.9.1.  TITLE TO THE ASSETS.

              Seller is the sole and exclusive legal and equitable owner of, and has good title to, the Assets free and clear of any Encumbrances, except as set forth in SCHEDULE 4.9.1. The Assets include all furniture, fixtures and equipment located in the Harrisburg Facility. On the First Closing Date and the Second Closing Date, Buyer shall acquire good title to or a valid leasehold interest in, as applicable, and all right, title and interest in, the Assets, to be transferred to Buyer at the First Closing or the Second Closing, as the case may be, free and clear of all Encumbrances.

              4.9.2.  CONDITION OF TANGIBLE ASSETS.

              The tangible Assets are in good operating condition and repair, reasonable wear and tear excepted, and are suitable, adequate and fit for the uses for which they are currently being used.

              4.9.3.  GAAP VALUATION OF ASSETS

              Seller has furnished to Buyer, and there is attached hereto as
SCHEDULE 4.9.3, a true and complete copy of an inventory of fixed assets being acquired by Buyer hereunder showing, among other things, the net book value (as such term is defined by GAAP) of such assets, which net book value has been determined in accordance with GAAP.

       4.10.  REAL PROPERTY.

              4.10.1. LEASES.

              SCHEDULE 4.10 lists all leases and subleases of real property occupied for use by Seller in connection with the operation of the Business and under which Seller is a lessor or lessee (collectively, "Leases"). Seller is the owner and holder of all the leasehold interests purported to be granted by such Leases, in each case free and clear of all Encumbrances, except as set forth on
SCHEDULE 4.10. Each Lease is valid and binding obligation of Seller, and to Seller's knowledge of the other parties thereto, is in full force and effect and is legally enforceable in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Except as set forth on SCHEDULE 4.10, no Lease has been modified or amended, nor any material provision thereof waived, and each Lease constitutes the entire agreement between the landlord and tenant thereunder with respect to the premises demised thereunder. The lessors under the Leases are holding security deposits in the amounts set forth on SCHEDULE 4.10. Seller is not in default under any such Lease, nor does any condition exist that, with notice or lapse of time or both would constitute a default thereunder by Seller. To the knowledge of Seller, no other party to any such Lease (i) is in default thereunder in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder by any party other than Seller or (ii) has threatened in writing to cancel or otherwise terminate any such Lease. The premises leased under the Leases are in sufficient condition and repair, reasonable wear and tear excepted, to operate the Business therein in the manner in which it its currently being operated. True and complete copies of all Leases have been furnished to Buyer.

              4.10.2. VIOLATION OF LAWS.

              To Seller's knowledge, the premises leased pursuant to the Leases and the fixtures and improvements located therein currently comply with all applicable material contractual requirements and building, zoning, subdivision, land-use, fire and other Laws pertaining to or affecting such premises.

              4.10.3. CONDEMNATION.

              To Seller's knowledge, no portion of any property leased pursuant to the Leases or any fixture or improvement thereon is the subject of any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, or are, or will be, the subject of any such proceeding.

              4.10.4. LOCATION OF ASSETS.

              On the Second Closing Date, the tangible Assets will be located on the properties identified on SCHEDULE 4.10.

       4.11.  Intellectual Property.

              (a) Seller has provided to the Buyer a true, correct and complete list of all Intellectual Property which is attached as SCHEDULE 4.11. Such list identifies Seller as either the owner, joint owner or licensee of each piece of the Intellectual Property and in the cases where any such entity is a licensee, identifies the attendant licensor(s) and license agreement(s) for such Intellectual Property. Seller either owns, owns jointly or has the right to use as a licensee all of the Intellectual Property, free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances, including without limitation any exclusive rights, however described, granted to parties other than Seller with respect to the Intellectual Property other than set forth in SCHEDULE 4.11. All federal trademark and service mark registrations owned by Seller and all applications owned by Seller to register any trademarks or service marks on any trademark register maintained by the United States government or any state government are based on truthful affidavits or declarations of use or a bona fide intention to use.

              (b) Except as set forth on SCHEDULE 4.11, with respect to each piece of Intellectual Property required to be identified herein,

                     (i) the piece of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                     (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the piece of Intellectual Property; and

                     (iii) Seller has not licensed or permitted any third party to use any such piece of Intellectual Property other than in the ordinary course of business.

              (c) Seller has not received notice, orally or in writing, that any other person or entity claims any interest in any Intellectual Property of Seller, and to the best knowledge of Seller no such other person or entity has, or has made, such a claim. Seller has the right to bring action for the infringement of all Intellectual Property.

              (d) Seller has taken all reasonably necessary measures to protect and maintain the rights of Seller in the Intellectual Property. Each piece of Intellectual Property used by Seller is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement by Seller will not impair such use.

              (e) Seller has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other person of any piece of Intellectual Property of Seller, and to the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of Seller.

       4.12.  SELLER CUSTOMERS AND CONTRACTS.

              SCHEDULE 4.12 sets forth a true and complete list of all other contracts, agreements, leases, commitments, arrangements or understandings (both written and oral) relating to the Assets and to the Business and operations thereof to which Seller is a party, except for (i) any Leases and (ii) any employment or other agreements terminable at will.

              Except as set forth on SCHEDULE 4.12, Seller has not entered into any binding agreement with respect to any Seller Contract that could adversely affect Seller's ability to enforce its rights under such Seller Contract. Seller has delivered true and complete copies of all written Seller Contracts listed on
SCHEDULE 4.12

(and all amendments and modifications thereto) to Buyer prior to the execution of this Agreement.

              Each Seller Contract is in full force and effect, and constitutes a valid and binding obligation of Seller, and, to Sellers knowledge, the other party thereto, and is legally enforceable in accordance with its terms. Seller is not in default under any Seller Contract and, to its knowledge, there does not exist any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. To Seller's knowledge, there exists no default by any other party to any Seller Contract. Within the last year, Seller has not received any written notice from any other party to a Seller Contract pursuant to which such other party threatened cancellation or revocation of such Seller Contract.

       4.13.  NAMES OF CERTAIN SUBSCRIBERS.

              As of the date of this Agreement, the names of the First Closing Subscribers are as set forth on SCHEDULE 4.13.

       4.14.  BOOKS AND RECORDS.

              Seller has maintained adequate business records with respect to the operation of the Business, and Seller is not aware of any material deficiencies in such business records.

       4.15. LITIGATION; DISPUTES.

              4.15.1. NO LITIGATION; COMPLIANCE WITH ORDERS.

              There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to Seller's knowledge threatened or reasonably anticipated against, or involving the Business or the Assets, or the transactions contemplated by this Agreement or any other Seller Document, at law or in equity, or before or by any arbitrator or Governmental Authority, domestic or foreign which would materially adversely affect the Business. Seller is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any arbitrator or Governmental Authority relating to the Business or the Assets.

              4.15.2. NO DISPUTES.

              Except as disclosed on Schedule 4.15.2, Seller is not currently involved in, and does not reasonably anticipate, any dispute relating to the Business or the Assets with any current or former employee, customer, broker, vendor or business consultant or any other person, where the amount in controversy, or reasonably expected to be in controversy, individually or in the aggregate is in excess of $5,000.00.

       4.16.  LABOR RELATIONS.

              Seller does not know of any basis for and does not reasonably anticipate, and is not currently involved in, any disputes, strikes, work stoppages, grievance proceedings, union organization efforts or other similar controversies between Seller and any union or other collective bargaining unit representing the Employees. There are no collective bargaining agreements, employment agreements between Seller and any of its Employees, or professional service agreements not terminable at will relating to the Business or any of the Assets. The sale of the Assets and the Business to Buyer pursuant to the terms of this Agreement will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any current or former employee or independent contractor of Seller, except as expressly contemplated in SECTION 3.11.

       4.17.  PENSION AND BENEFIT PLANS.

              4.17.1. SCHEDULE OF PLANS.

              Except as set forth in SCHEDULE 4.17.1, neither Seller nor any Common Control Entity (a) currently sponsors or maintains or has ever sponsored or maintained since July 1, 1990, any Plan or Other Arrangement with respect to the Business or the Employees, (b) is or has been since July 1, 1990 a party to any Plan or Other Arrangement with respect to the Business or the Employees, or
(c) has any obligations under any Plan or Other Arrangement with respect to the Business or the Employees.

              4.17.2. COPIES OF DOCUMENTS.

              Seller has furnished to Buyer true and complete copies of: (1) summary plan descriptions, as they currently exist, for each of the Plans with respect to the Business or the Employees; (2) the complete plan document and most recent Form 5500 for each Plan with respect to the Business or the Employees in existence as of January 1, 1996, that is a Qualified Plan; (3) a list of all Employees who participate in a Plan that is a cash or deferred arrangement described in Section 401(k) of the Code, and the percentage of compensation currently contributed by each such person; and (4) a list of all Employees who participate in a Plan providing medical benefits, the sex and date of birth of each such Employee and whether said participation is on the basis of single, single plus one dependent or family coverage.

              4.17.3. MULTIEMPLOYER PLANS.

              No Plan with respect to the Business or the Employees is a Multiemployer Plan.

              4.17.4. DELINQUENT CONTRIBUTIONS.

              Seller has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest), or for any arrearages of wages, on account of or on behalf of any Employee.

              4.17.5. POST-RETIREMENT PLANS.

              SCHEDULE 4.17 identifies all post-retirement medical, life insurance or other post-retirement programs promised, provided or otherwise due now or in the future under any Plan to current, former or retired Employees of Seller. Buyer shall have no liability to any current, former or retired Employee of Seller under any such benefit program.

       4.18.  ENVIRONMENTAL.

              4.18.1. COMPLIANCE WITH LAW.

              Seller has, to its knowledge, complied, and is in compliance with, all Environmental Laws, including, but not limited to, those Environmental Laws relating to employment or the Harrisburg Facility, and Seller has no knowledge that any property or any building, structure, fixture, appurtenance or other improvement thereon used in connection with the Business are not in compliance with, all Environmental Laws.

              4.18.2. LITIGATION.

              Except as set forth on SCHEDULE 4.18.2, neither Seller nor any officer or director of Seller has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other person or entity relating to Seller or the Business with respect to Environmental Laws, or knows of any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to, nor to Seller's knowledge, are there any pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on any of the following:
(i) the current or past presence, Release, or threatened Release of Hazardous Materials on or from the Harrisburg Facility; (ii) the off-site disposal of Hazardous Materials originating from the Harrisburg Facility or the Business or Assets of Seller; or (iii) any material violation of Environmental Laws at the Harrisburg Facility or otherwise arising from Seller's activities, operations, procedures or designs (or those of Seller's predecessors in interest) involving Hazardous Materials.

              4.18.3. PERMITS.

              Seller has been duly issued, and currently has and will maintain through the Second Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law with respect to the Assets and/or the Business. A true and complete list of such permits, licenses, certificates and approvals that relate to the Business or any of the Assets, all of which are valid and in full force and effect, is set forth on SCHEDULE 4.18.3. To the knowledge of Seller, except in accordance with such permits, licenses, certificates and approvals, there has been no Release of material regulated by such permits, licenses, certificates or approvals.

              4.18.4. INFORMATION.

              Seller has provided Purchaser with true and complete copies of all written environmental audits, assessments, inspections or occupational health studies relating to the Assets or the conduct of the Business that Seller has in its possession or control, if any, and that was undertaken by, or at the direction of, any Governmental Authority, Seller, any predecessor in interest, or any prior potential purchaser.

              4.18.5. PCBS; ASBESTOS.

              To the knowledge of Seller, neither PCBs nor asbestos-containing materials are present on or in any of the Assets or any property used in connection with the Business.

       4.19.  AUTHORIZATION.

              The execution, delivery and performance by Seller of this Agreement, and each Seller Document, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any term or provision of (i) any Law having applicability to Seller, any of the Assets or the Business, the effect of which would have an adverse material effect on the Assets or the Business, or (ii) any provision of the certificate or articles of incorporation or bylaws of Seller;
(b) except for the consents required as set forth on SCHEDULE 4.19, conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Seller is a party or by which it, the Business or any of the Assets are bound; or (c) except for the consents required as set forth on SCHEDULE 4.19, result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Seller, any of the Assets or the Business. No other corporate action on the part of Seller or its Affiliates is necessary for Seller to enter into this Agreement and all other Seller Documents and to consummate the transactions contemplated hereby and thereby.

       4.20.  ABSENCE OF VIOLATION; COMPLIANCE WITH LAWS.

              Seller has complied and is in compliance in all material respects with all Laws applicable to the Business and the Assets and the Plans and Other Arrangements and other employee or employment-related benefits.

              Except for business licenses and qualifications necessary to transact business as a foreign corporation, Seller is not required to hold or obtain any permit, license, approval or similar authorization from any Governmental Authority in any jurisdiction in order to conduct the operations of the Business as presently conducted and to own, use and maintain the Assets, except where the failure to do so would not have a material adverse effect on the Assets or the Business.

       4.21.  BINDING OBLIGATION.

              This Agreement and each Seller Document constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

       4.22.  DISCLOSURE.

              Neither this Agreement nor any schedule or exhibit hereto nor any certificate or other document referenced herein or therein and furnished to Buyer by Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact known to Seller relating to the operations, condition or prospects of the Business or the Assets that materially adversely affects the same and that has not been disclosed to Buyer by Seller on
SCHEDULE 4.22.

       4.23.  SECURITIES MATTERS.

              Seller represents that Seller is an "accredited investor" within the meaning of Regulation D under the Securities Act, is acquiring the Notes and will acquire any securities issuable upon conversion of the Notes, for Seller's own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws. Upon conversion of a Note, this representation and covenant shall be deemed to have been given with respect to the securities of Seller received. Seller recognizes that, in view of the matters set forth in this SECTION 4.23, Seller must bear the economic risk of the investment represented by Seller's receipt of the Notes for an indefinite period.


5.     REPRESENTATIONS AND WARRANTIES OF BUYER

              Buyer hereby represents and warrants to Seller as follows:

       5.1.   ORGANIZATION AND STANDING.

              Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to execute and deliver this Agreement and each Buyer Document and to carry out the transactions contemplated hereby and thereby.

       5.2.   AUTHORIZATION.

              The execution, delivery and performance by Buyer of this Agreement and each Buyer Document, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any term or provision of (i) any Law having applicability to Buyer, the effect of which would have a material adverse effect on Buyer, or (ii) any provision of the certificate of incorporation or bylaws of Buyer, or (b) conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Buyer is a party or by which Buyer is bound. No other corporate action is necessary on the part of Buyer for Buyer to enter into this Agreement and all other Buyer Documents and to consummate the transactions contemplated hereby and thereby.

       5.3.   Binding Obligation.

              This Agreement and each Buyer Document constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

       5.4.   LITIGATION; DISPUTES.

              There are no actions or proceedings pending, or to Buyers knowledge threatened or reasonably anticipated seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or any Buyer Document, at law or in equity, or before or by any Governmental Authority.


6.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

              The obligations of Buyer to purchase the Assets and to proceed with the First Closing and the Second Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to each of the First Closing and the Second Closing of each of the following conditions:

       6.1.   REPRESENTATIONS AND COVENANTS.

              (a) The representations and warranties of Seller made in this Agreement or in any other Seller Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date or the Second Closing Date, as the case may be, as though such representations and warranties were made on and as of First Closing Date or the Second Closing Date, as the case may be (except for any such representations or warranties which expressly relate to a prior date); and (b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or any other Seller Document to be performed or complied with by Seller prior to the First Closing Date or the Second Closing Date, as the case may be.

       6.2.   DELIVERY OF DOCUMENTS.

              Seller shall have delivered to Buyer on or before the First Closing Date or the Second Closing Date, as the case may be, the First Seller Documents and all other agreements, instruments, and documents required to be delivered by Seller to Buyer pursuant to SECTION 8.2, or the Second Seller Documents and all other agreements, instruments, and documents required to be delivered by Seller to Buyer pursuant to SECTION 8.3, as the case may be.

       6.3.   LEGAL PROCEEDINGS.

              No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) to restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document, or which could reasonably be expected to prevent, limit, restrict or impair the ownership, use, operation or enjoyment of the Assets or the Business by Buyer, other than an action or proceeding instituted or threatened by Buyer or its Affiliates.

       6.4.   MATERIAL ADVERSE CHANGE.

              There shall have been no material adverse changes since March
31, 1996 in the business, operations, prospects, or condition (financial or otherwise), of Seller, the Business or the Assets (regardless of whether or not such events or changes are consistent with the representations and warranties given herein by Seller), except (i) changes contemplated by this Agreement, (ii) changes in the number of subscribers to the Business, and (iii) changes in the Ordinary Course of Business that are not (either individually or in the aggregate) materially adverse.

       6.5.   HART-SCOTT-RODINO.

              All waiting periods, if any, required by HSR shall have expired or been terminated.

7.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

              The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the First Closing and the Second Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the First Closing or the Second Closing, as the case may be, of each of the following conditions:

       7.1.   REPRESENTATIONS AND COVENANTS.

              The representations and warranties of Buyer made in this Agreement or in any other Buyer Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on First Closing Date or the Second Closing Date, as the case may be, as though such representations and warranties were made on and as of the First Closing Date or the Second Closing Date, as the case may be; and Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or any other Buyer Document to be performed or complied with by Buyer prior to the First Closing or the Second Closing, as the case may be.

       7.2.   DELIVERY OF BUYER DOCUMENTS.

              Buyer shall have delivered to Seller on or before the First Closing Date or the Second Closing Date, as the case may be, that portion of the Purchase Price required to be delivered at the First Closing or the Second Closing, as the case may be, pursuant to SECTION 2.3, the Buyer Documents, and all other agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to SECTION 8.3 or 8.5 as the case may be.

       7.3.   LEGAL PROCEEDINGS.

              No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) to restrain, prohibit, or invalidate the transactions contemplated by this Agreement or any other Buyer Document, other than an action or proceeding instituted or threatened by Seller or any of its Affiliates.

       7.4.   HART-SCOTT-RODINO.

              All waiting periods, if any, required by HSR shall have expired or been terminated.

8.     THE CLOSING

       8.1.   CLOSING.

              The First Closing hereunder shall be held on June 28, 1996 at the following time and location: 6:30 pm at Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, VA 22102. The Second Closing hereunder shall be held on a date to be agreed upon by Buyer and Seller, but in no event later than August 31, 1996 at the following location: Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, VA 22102

       8.2.   DELIVERIES BY SELLER AT THE FIRST CLOSING.

              At or before the First Closing, Seller shall deliver to Buyer the following:

              8.2.1. ASSIGNMENT DOCUMENTS AND AGREEMENTS.

              The following bills of sale, statements, assignments and other instruments of transfer, dated as of the First Closing Date and duly executed by Seller, in form and substance sufficient to transfer and convey to Buyer all of Seller's right, title and interest (of the quality required in this Agreement) in and to the First Closing Assets and reasonably satisfactory to counsel to
Buyer:

                     (i) the Bill of Sale substantially in the form attached hereto as EXHIBIT 8.2.1(a);

                     (ii) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as EXHIBIT 8.2.1(b);

                     (iii) the Assumption Agreement substantially in the form attached hereto as EXHIBIT 8.2.1(c);

                     (iv) the Network Services Agreement substantially in the form attached hereto as EXHIBIT 8.2.1(d); and

                     (v) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the First Closing Assets to Buyer and effectively vest in Buyer all right, title and interest in the First Closing Assets free and clear of any and all Encumbrances, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement.

              8.2.2. CONFIDENTIALITY AND NON-COMPETITION AGREEMENT.

              The Confidentiality and Non-competition Agreement, substantially in the form attached hereto as EXHIBIT 8.2.2, dated as of the First Closing Date and duly executed by Seller.

              8.2.3. CERTIFIED RESOLUTIONS.

              Copies of the resolutions of the board of directors of Seller, certified by the Secretary of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

              8.2.4. SELLER OFFICERS' CERTIFICATES.

              (i) A certificate of Seller signed by the President or a Vice-President and the Secretary or an Assistant Secretary of Seller certifying to the fulfillment of the conditions identified in SECTION 6.1; and

              (ii) A certificate signed by the Secretary or an Assistant Secretary of Seller as to the incumbency of the officers of Seller executing this Agreement or any of the First Seller Documents on behalf of Seller.

              8.2.5. OTHER DOCUMENTS.

              Such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

       8.3.   DELIVERIES BY SELLER AT THE SECOND CLOSING.

              At or before the Second Closing, Seller shall deliver to Buyer the following:

              8.3.1. ASSIGNMENT DOCUMENTS AND AGREEMENTS.

              The following bills of sale, statements, assignments and other instruments of transfer, dated as of the Second Closing Date and duly executed by Seller, in form and substance sufficient to transfer and convey to Buyer all of Seller's right, title and interest (of the quality required in this Agreement) in and to the Second Closing Assets and reasonably satisfactory to counsel to Buyer:

              (i) the Bill of Sale substantially in the form attached hereto as EXHIBIT 8.3.1(a);

              (ii) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as EXHIBIT 8.3.1(b);

              (iii) the Assumption Agreement substantially in the form attached hereto as EXHIBIT 8.3.1(c); and

              (iv) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Second Closing Assets to Buyer and effectively vest in Buyer all right, title and interest in the Second Closing Assets free and clear of any and all Encumbrances, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement.

              8.3.2. CONFIDENTIALITY AND NON-COMPETITION AGREEMENT.

              The Confidentiality and Non-competition Agreement, substantially in the form attached hereto as EXHIBIT 8.3.2, dated as of the Second Closing Date and duly executed by Seller.

              8.3.3. LEASE.

              The original copies of all Leases.

              8.3.4. CERTIFIED RESOLUTIONS.

              Copies of the resolutions of the board of directors of Seller, certified by the Secretary of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

              8.3.5. SELLER OFFICERS CERTIFICATES.

              (i) A certificate of Seller signed by the President or a Vice-President and the Secretary or an Assistant Secretary of Seller certifying to the fulfillment of the conditions identified in SECTION 6.1; and

              (ii) A certificate signed by the Secretary or an Assistant Secretary of Seller as to the incumbency of the officers of Seller executing this Agreement or any of the Second Seller Documents on behalf of Seller.

              8.3.6. OTHER DOCUMENTS.

              Such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

       8.4.   DELIVERIES BY BUYER AT THE FIRST CLOSING.

              At or before the First Closing, Buyer shall deliver to Seller the following:

              8.4.1. PURCHASE PRICE PAYMENT.

              That portion of the Purchase Price payable at the First Closing in the amount and manner set forth in SECTION 2.3.

              8.4.2.  AGREEMENTS.

              The following agreements, dated as of the First Closing Date and duly executed by Buyer:

                     (a) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as EXHIBIT 8.2.1(b);

                     (b) the Assumption Agreement substantially in the form attached hereto as EXHIBIT 8.2.1(c);

                     (c) the Network Services Agreement substantially in the form attached hereto as EXHIBIT 8.2.1(d); and

                     (d) the Confidentiality and Non-competition Agreement substantially in the form attached hereto as EXHIBIT 8.2.2.

              8.4.3. CERTIFIED RESOLUTIONS.

              Copies of the resolutions of the board of directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

              8.4.4. OFFICERS' CERTIFICATES.

              (i) A certificate of Buyer signed by the Chairman, President or a Vice President and the Secretary or an Assistant Secretary of Buyer certifying to the fulfillment of the conditions identified in SECTION 7.1; and

              (ii) a certificate signed by the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officers of the Buyer executing this Agreement or any of the other First Buyer Documents on behalf of Buyer.

              8.4.5. Other Documents. Such other certificates, instruments, opinions or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.

       8.5.   DELIVERIES BY BUYER AT THE SECOND CLOSING.

              At or before the Second Closing, Buyer shall deliver to Seller the following:

              8.5.1. PURCHASE PRICE PAYMENT.

              That portion of the Purchase Price payable at the Second Closing in the amount and manner set forth in SECTION 2.3.

              8.5.2. AGREEMENTS.

              The following agreements, dated as of the Second Closing Date and duly executed by Buyer:

                     (a) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as EXHIBIT 8.3.1(b);

                     (b) the Assumption Agreement substantially in the form attached hereto as EXHIBIT 8.3.1(c); and

                     (c) the Confidentiality and Non-competition Agreement substantially in the form attached hereto as EXHIBIT 8.3.2.

              8.5.3. CERTIFIED RESOLUTIONS.

              Copies of the resolutions of the board of directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

              8.5.4. OFFICERS' CERTIFICATES.

              (i) A certificate of Buyer signed by the Chairman, President or a Vice President and the Secretary or an Assistant Secretary of Buyer certifying to the fulfillment of the conditions identified in SECTION 7.1; and

              (ii) a certificate signed by the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officers of the Buyer executing this Agreement or any of the other Second Buyer Documents on behalf of Buyer.

              8.5.5. OTHER DOCUMENTS.

              Such other certificates, instruments, opinions or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.

9.     RISK OF LOSS

              The risk of loss or damage by fire or other casualty or cause to the Assets or the Business prior to the date on which they are to be conveyed to Buyer shall be upon Seller. In the event of such loss or damage prior to such date, Seller shall promptly restore, replace or repair the damaged Assets to their previous condition at the sole cost and expense of Seller. Buyer shall have any and all remedies to enforce such obligations as may be available at law or in equity or otherwise (including, without limitation, specific performance).

10.    SURVIVAL; INDEMNIFICATION

       10.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              The representations, warranties and covenants contained in this Agreement and the indemnification obligations set forth in this ARTICLE 10 shall survive for a period of two years following the Second Closing Date and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer; provided, however, that the representations and warranties set forth in SECTION 4.7 or
SECTION 4.17 and SECTION 4.18 shall each survive until the expiration of any applicable statute of limitations period.

              Notwithstanding the foregoing, if written notice of a claim for indemnification has been given to the Indemnifying Party by the Indemnified Party pursuant to SECTION 10.4 prior to the expiration of the applicable representations, warranties and covenants, all relevant representations, warranties and covenants and the obligation to indemnify therefor shall survive for the purposes of such claim until such claim has been finally resolved.

       10.2.  INDEMNIFICATION BY SELLER.

              Subject to the conditions and provisions of this ARTICLE 10, Seller agrees to indemnify, defend and hold harmless Buyer from, against and with respect to any and all Losses, asserted against, resulting to, imposed upon or incurred by the Buyer, directly or indirectly, by reason of or resulting from
(a) any liability or obligation of or claim against Buyer (whether absolute, accrued, contingent or otherwise and whether a contractual, Tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to SECTION 2.4, arising out of, relating to or resulting from the Business, or relating to or resulting from the Assets or the operation of the Business during the period prior to the date on which they are conveyed to Buyer; (b) any misrepresentation or breach of the representations and warranties of Seller contained in this Agreement or in any Seller Document or in any officers' certificate delivered pursuant to SECTION 8.2.4 or SECTION 8.3.5 hereof; (c) any noncompliance by Seller with any covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement or any Seller Document; (d) the alleged exposure of any person or property to Hazardous Materials generated, produced, leaked, released, spilled, or disposed of on or from any of the Assets on, or during the period prior to, the date on which they are conveyed to Buyer, regardless of whether such exposure resulted from activities of Seller or of the predecessors in interest of Seller or any combination thereof; (e) any liability or obligation of or claim against Buyer or any of the Assets by virtue of the application of bulk sales or other similar laws to the sale and transfer of the Assets to Buyer; or failure to comply with any applicable bulk sales laws. Notwithstanding the other provisions of this
SECTION 10.2, Seller shall have no liability under this SECTION 10.2 to the extent that the aggregate amount of Losses indemnified against under this
SECTION 10.2 do not exceed Two Hundred Thirty Thousand Dollars ($230,000); provided, however, that if such Losses indemnified against under this SECTION
10.2 exceed $230,000, then the indemnification provided for hereunder shall apply to all Losses indemnified against under this SECTION 10.2 without regard to the $230,000 threshold provided for above.

       10.3.  INDEMNIFICATION BY BUYER.

              Subject to the conditions and provisions of this ARTICLE 10, Buyer hereby agrees to indemnify, defend and hold harmless Seller from, against and with respect to any and all Losses, asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from
(a) any liability or obligation of or claims against Seller (whether absolute, accrued, contingent or otherwise and whether contractual, Tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to
SECTION 2.4 or relating to or resulting from the Assets or the operation of the Business during the period from and after the date on which they are conveyed to Buyer; (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any Buyer Document or in any officers' certificate delivered pursuant to SECTION 8.4.4 or SECTION 8.5.4; (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement or any Buyer Document; or (d) the alleged exposure of any person or property to Hazardous Materials generated, produced, leaked, released, spilled or disposed of on or from any of the Assets during the period from and after the date on which they are conveyed to Buyer, regardless of whether such exposure resulted from activities of Buyer or the successors of interest of Buyer or any combination thereof. Notwithstanding the foregoing, in no event shall Buyer have any indemnification obligation to Seller pursuant to this SECTION 10.3 for any Losses otherwise indemnifiable hereunder to the extent that such Losses directly relate to a liability, obligation or claim with regard to the failure to obtain any waiver, consent or approval from any party to any Seller Contract or Lease that is required in order to assign any such Seller Contract or Lease to Buyer; provided, however, that Buyer shall remain liable for any other Losses indemnifiable pursuant to this SECTION 10.3 not directly relating to such a liability, obligation or claim. Notwithstanding the other provisions of this
SECTION 10.3, Buyer shall have no liability under this SECTION 10.3 to the extent that the aggregate amount of Losses indemnified against under this
SECTION 10.3 do not exceed Two Hundred Thirty Thousand Dollars ($230,000); provided, however, that if such Losses indemnified against under this SECTION
10.3 exceed $230,000, then the indemnification provided for hereunder shall apply to all Losses indemnified against under this SECTION 10.3 without regard to the $230,000 threshold provided for above.

       10.4.  CONDITIONS OF INDEMNIFICATION.

              The obligations and liabilities of Seller, on the one hand, and of Buyer, on the other hand, hereunder with respect to their respective indemnities pursuant to this ARTICLE 10, resulting from any Losses, shall be subject to the following terms and conditions:

              10.4.1. NOTICE.

              The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), written notice of any such Losses specifically identifying the matters which have given rise to such losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure or such failure prejudices the Indemnifying Party's ability to settle or defend such claim.

              10.4.2. COUNSEL.

              The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense of all such Losses at the Indemnifying Party's risk and expense. In the event the Indemnifying Party elects to undertake such defense, the Indemnified Party shall cooperate with and furnish reasonable assistance to the Indemnifying Party in defense of such Losses.

              10.4.3. RIGHT TO DEFEND.

              In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable period of time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnifying Party, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event (i) the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses of third parties incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred, and (ii) the Indemnifying Party shall cooperate with and furnish reasonable assistance to the Indemnified Party in defense of such Losses.

              10.4.4. NON-MONETARY HARM.

              Anything in this SECTION 10.4 to the contrary notwithstanding, (i) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate with the Indemnifying Party in the defense, compromise or settlement of the Losses, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance reasonably satisfactory to the Indemnified Party, (iii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses, and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to the defense of such Losses and use their reasonable efforts in light of the prevailing circumstances to incorporate suggested modifications if such modifications would not adversely affect the Indemnifying Party, and (iv) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.

11.    TERMINATION; CONVEYANCE OF ADDITIONAL SUBSCRIBERS

       11.1.  TERMINATION.

              Subject to the provisions of SECTION 11.2 hereof, this Agreement may, by written notice given at or prior to the Second Closing in the manner hereinafter provided, be terminated at any time prior to the Second Closing:

              (a)    by mutual written consent of the parties hereto; or

              (b) by Seller, on the one hand, or by Buyer, on the other hand, if the Second Closing shall not have occurred on or before September 15, 1996; provided, that such failure to close is not a result of a breach of this Agreement by the party or parties seeking to terminate the Agreement.

       11.2.  EFFECT OF TERMINATION.

              In the event this Agreement is terminated as provided in SECTION 11.1, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder, provided, however, that the obligations of Buyer and Seller set forth in SECTIONS 11.3, 12.2, 12.3 and 3.14 shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

       11.3.  CONVEYANCE OF ADDITIONAL SUBSCRIBERS.

              In the event that the Second Closing shall not occur on or prior to the Second Closing Date for any reason and any First Closing Subscribers shall not remain Buyer's customers and current in their payments to Buyer for services as of the sixtieth (60th) day following the First Closing (those First Closing Subscribers who do remain Buyer's customers and current being referred to herein as the "First Closing Continuing Subscribers"), Seller shall, upon demand by Buyer, convey to Buyer Seller Contracts for additional Pipeline and/or Interramp subscribers of Seller who are not Bulk Customers equal to the excess, if any, of fifteen thousand (15,000) over the number of First Closing Continuing Subscribers, and those subscribers so conveyed who remain Buyer's customers and current in their payments to Buyer for services as of the sixtieth (60th) day following the date that their Seller Contract is conveyed to Buyer shall be deemed First Closing Continuing Subscribers. Seller shall continue conveying to Buyer Seller Contracts for Pipeline and/or Interramp subscribers of Seller who are not Bulk Customers upon demand by Buyer until the number of First Closing Continuing Subscribers at least equals fifteen thousand (15,000). All Subscribers of Seller whose Seller Contracts are conveyed to Buyer pursuant to this Section 11.3 shall be substantially similar in terms of Seller pricing plans and geographic dispersion to the First Closing Subscribers.

12.    GENERAL PROVISIONS

       12.1.  Additional Actions, Documents and Information.

              Each of the parties hereto agrees that it will, at any time, prior to, at or after the Second Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

       12.2.  BROKERS.

              Neither Seller nor Buyer have engaged or incurred any liability (for any brokerage fees, finders fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other party(ies) for any brokerage fees, finders' fees, commissions or similar liabilities incurred by the indemnified party with respect to any person purporting to act or to have acted for or on behalf of the indemnifying party in connection with the transactions contemplated by this Agreement.

       12.3.  EXPENSES.

              Each party hereto shall pay its own legal, accounting, broker and other professional fees and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

       12.4.  NOTICES.

              All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight courier, addressed as follows:

                     (i)    If to Buyer:

                            MindSpring Enterprises, Inc.
                            1430 W. Peachtree, Suite 400
                            Atlanta, GA 30309
                            Attention:  Mr. Charles Brewer
                                        Chairman and Chief Executive Officer

                     with a copy (which shall not constitute notice) to:

                            Anthony S. Harrington, Esq.
                            Hogan & Hartson L.L.P.
                            555-13th Street, NW
                            Washington, DC 20004

                     (ii)   If to Seller:

                            PsiNet Inc.
                            510 Huntmar Park Drive
                            Herndon, VA 22070
                            Attention:  Mr. Harold S. Wills
                                        Executive Vice President and Chief
                                        Operating Officer

                     with a copy (which shall not constitute notice) to:

                            PsiNet Inc.
                            510 Huntmar Park Drive
                            Herndon, VA 22070
                            Attention:  David N. Kunkel, Esq.
                                        Vice President and General Counsel

or such other address as the addressee may indicate by written notice to the other parties.

              Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

       12.5.  WAIVER.

              No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

       12.6.  BENEFIT AND ASSIGNMENT.

              No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, except that Buyer may assign this Agreement to any entity or person that acquires substantially all of the Assets or Business from Buyer and any purported assignment in violation of the foregoing shall be void.

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

       12.7.  ENTIRE AGREEMENT; AMENDMENT.

              This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

       12.8.  SEVERABILITY.

              If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

       12.9.  HEADINGS.

              The headings of the articles, sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

       12.10. REMEDIES CUMULATIVE.

              The remedies provided herein shall be cumulative, and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party or such other party successors or permitted assigns, pursuant to this Agreement, as provided under other agreements, and as provided by applicable law. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

       12.11. GOVERNING LAW.

              This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York excluding the choice of law rules thereof.

       12.12. SIGNATURE IN COUNTERPARTS.

              This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

       12.13. NO PARTNERSHIP.

              This Agreement creates no relationship of joint venture, partnership or agency between Seller and Buyer. Except as contemplated by SECTIONS 3.3 or 3.5, neither party will represent itself as a representative or agent of the other party for any purpose.

              IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                          BUYER


                                          MINDSPRING ENTERPRISES, INC.

                                          By: /s/ Charles M. Brewer (SEAL)
                                             ---------------------------
                                          Name: Charles M. Brewer
                                               -------------------------
                                          Title: CEO
                                                ------------------------


                                          SELLER


                                          PSINET INC.

                                          By: /s/ Harold S. Wills        (SEAL)
                                             ---------------------------
                                          Name: Harold S. Wills
                                               -------------------------
                                          Title: C.O.O.
                                                ------------------------

                                    ANNEX 1

                            SCHEDULE OF DEFINITIONS

              AFFILIATE shall mean, with respect to an entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such entity. For purposes of this definition, "control means" possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

              AFFINITY PROGRAMS shall mean all types of marketing relationships with respect to the Business other than Bounty Programs and Retail Programs, including but not limited to, publishers, modem or other types of computer equipment manufacturers, and organizations representing groups of potential customers.

              AGREEMENT shall mean the Asset Purchase Agreement entered into as of the date hereof and between Buyer and Seller.

              ASSETS shall mean, collectively, all right, title, benefit and interest of Seller in and to the following assets, rights, benefits and privileges, both tangible and intangible (including without limitation the Business as a "going concern" and customer relationships and reputation of Seller ("Goodwill")), wherever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the Business, and shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Second Closing Date:

              (a) All Seller Contracts with Subscribers (excluding Bulk Customers);

              (b) All Leases, including without limitation the Lease for the Harrisburg Facility (described in SCHEDULE 4.10 attached hereto);

              (c) All of the benefits of all preexisting marketing programs (including Retail, Affinity and Bounty Programs);

              (d) All of the ownership rights to the Pipeline Software (including auto registration software), including, but not limited to, all work currently being undertaken to upgrade and/or improve such software;

              (e)    Rights to the Local Content published by the Pipeline
                     Group;

              (f) All engineering, business and other books, papers, files and records directly relating to the Business, including, but not limited to, customer lists;

              (g) All manufacturer's warranties with respect to the Assets, to the extent assignable;

              (h)    All Intellectual Property; and

              (i) a paid up non-exclusive license to use and modify (but not to sublicense) the software described in SCHEDULE ANNEX 1.

              ASSUMED LIABILITIES shall mean, collectively, the First Closing Assumed Liabilities and the Second Closing Assumed Liabilities.

              BEST EFFORTS shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary fees and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action, provided that the foregoing shall not require a party to institute litigation or arbitration as part of its best efforts, or (ii) suffer any material economic disadvantage or detriment as a condition of achieving a satisfactory result.

              BOUNTY PROGRAMS shall mean Seller's relationships with individuals or organizations that shall receive a commission or other form of payment for the signing-up of subscribers with respect to the Business and for the referral of subscribers by such individuals or organizations to Seller.

              BULK CUSTOMERS shall mean organizations purchasing Internet access services for five or more users through a single billing account.

              BUSINESS shall have the meaning specified in the recitals.

              BUYER shall mean MindSpring Enterprises, Inc.

              BUYER DOCUMENTS shall mean, individually and collectively, the First Buyer Documents and the Second Buyer Documents.

              CLAIMS shall mean any claim or other assertion of liability by a third party.

              CODE shall mean the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

              COMMON CONTROL ENTITY shall mean any trade or business under common control (as such term is defined in Section 4.14(b) or 4.14(c) of the Code) with Seller.

              CONTINUING EMPLOYEES shall mean Employees who become employees of Buyer.

              CONTINUING SUBSCRIBERS shall mean those Subscribers who remain Buyer's customers and current in their payments to Buyer for services as of the First Measurement Date, as well as those customers of Buyer signed up by Seller pursuant to Section 3.3 who remain Buyer's customers and current in their payments to Buyer for services as of the Second Measurement Date.

              DEFINED BENEFIT PLAN shall mean a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

              EMPLOYEES shall have the meaning specified in SECTION 4.4.

              ENCUMBRANCES shall mean any mortgages, pledges, liens, claims, security interests, agreements, restrictions, defects in title, easements, restrictions, encumbrances, or charges; provided, however, "Encumbrances" shall not include any (i) liens for current taxes and assessments not yet due and payable, including but not limited to, liens for nondelinquent ad valorem taxes and nondelinquent statutory liens arising other than by reason of any default on the part of Seller or its Affiliates, (ii) such liens, minor imperfections of title, or easements on real property, leasehold estates, or personality as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present use of the property subject thereto,
(iii) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemens and other like liens arising in the Ordinary Course of Business or relating to any construction, rebuilding or repair of any property leased pursuant to the Leases or of the Assets, so long as any such lien does not materially impair the value of such leased property or the Assets, and (iv) rights of the other parties under the Leases and the other leases and agreements included in the Seller Contracts (other than such rights arising in connection with a default thereunder by Seller or an event, which with notice or the passage of time, would constitute a default thereof by Seller) except for any such rights relating to any failure to obtain a consent required to assign such Leases and Seller Contracts to Buyer, which failure is in accordance with the terms of this Agreement.

              ENVIRONMENTAL LAWS shall mean any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, now in effect relating to pollution, protection of the environment or public health and safety, including laws relating to the generation, production, use, storage, treatment, transportation or disposal of Hazardous Materials.

              ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

              FIRST BUYER DOCUMENTS shall mean, collectively, the documents described in SECTION 8.4.2.

              FIRST CLOSING shall mean the closing of the purchase, assignment and sale of the First Closing Assets contemplated hereunder.

              FIRST CLOSING ASSETS shall mean the First Closing Subscribers.

              FIRST CLOSING ASSUMED LIABILITIES shall mean each of the liabilities and obligations of Seller identified on SCHEDULE 2.4.1; provided, however, that in no event shall Buyer assume any of Seller's liabilities or obligations relating to (a) the payment of Taxes with respect to any period prior to the First Closing Date, (b) any of Seller's Plans or Other Arrangements, which liabilities or obligations are due to any of Seller's current (active or nonactive), former or retired employees for any period prior to the First Closing Date, or (c) any liabilities under any Seller Contract or any Lease with respect to services rendered, or events occurring prior to the First Closing Date.

              FIRST CLOSING DATE shall mean the time and date on which the First Closing takes place, as established by SECTION 8.1.

              FIRST CLOSING SUBSCRIBERS shall mean those persons identified on
SCHEDULE 4.13.

              FIRST MEASUREMENT DATE shall mean the date which is sixty (60) days after the Second Closing.

              FIRST NOTE shall mean the promissory note in the form attached hereto as EXHIBIT 2.3(a).

              FIRST SELLER DOCUMENTS shall mean, collectively, the documents described in SECTIONS 8.2.1(i), (ii), (iii), and (iv) and 8.2.2.

              FOURTH NOTE shall mean the promissory note in the form attached hereto as EXHIBIT 2.3(d) in an original principal amount equal to the excess, if any, of the Purchase Price determined as of the Second Measurement Date over the sum of the Cash Payment and the original amounts of the First Note, Second Note and Third Note.

              GAAP shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances at the time or for the period in question.

              GOODWILL shall have the meaning specified in the definition of "Assets".

              GOVERNMENTAL AUTHORITY shall mean any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

              HARRISBURG FACILITY shall mean the customer service facility and all telephone switches, other equipment and approximately 75 employees, which is currently located at the following address: 23 Old Depot Road, New Cumberland, PA 17070.

              HAZARDOUS MATERIALS shall mean any wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

              INDEMNIFIED PARTY and INDEMNIFYING PARTY shall have the respective meanings specified in SECTION 10.4.1.

              INTELLECTUAL PROPERTY shall mean all intellectual property of Seller, used or useful in connection with the Assets and the Business including, without limitation, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) used or useful in connection with the Assets and the Business, all improvements thereto and all patents, patent applications and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including without limitation the Pipeline domain name and the Pipeline Name) used or useful in connection with the Assets and the Business, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights and maskworks and all applications, registrations and renewals in connection therewith used or useful in connection with the Assets and the Business, (iv) all trade secrets and confidential information used or useful in connection with the Assets and the Business (including, without limitation, all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in Section 1(4) of the Uniform
Trade Secrets Act (1995), (v) all computer programs (including, without limitation, data and related documentation) used or useful in connection with the Assets and the Business including without limitation the Pipeline Software,
(vi) all other intellectual property used or useful in connection with the Assets and the Business, (vii) all rights as a licensee or authorized user of the intellectual property of any third party and (ix) all copies and tangible embodiments of the foregoing in whatever form or medium.

              IRS shall mean the Internal Revenue Service.

              LAWS shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention), but specifically excluding Environmental Laws.

              LEASES shall mean the leases described on SCHEDULE 4.10.

              LOCAL CONTENT shall mean information produced by the Pipeline Group related to the local communities served by PSI POPs.

              LOSSES shall mean any and all demands, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages (including diminution in value), liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and the reasonable costs and expenses of an Indemnified Party associated therewith, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

              MARCH 31, 1996 BALANCE SHEET shall mean the unaudited balance sheet of Seller attached hereto as a part of SCHEDULE 4.5.

              MULTIEMPLOYER PLAN shall mean a Plan that is a "multiemployer plan" as such term is defined in SECTION 3(37) of ERISA.

              NETSCAP shall mean Netscape Communications, Inc.

              NOTES shall mean, collectively, the First Note, the Second Note, the Third Note and the Fourth Note.

              ORDINARY COURSE OF BUSINESS shall mean, with respect to Seller (i) with respect to any period prior to the date of this Agreement, the ordinary course of business consistent with past practices of Seller, and (ii) with respect to any period from and after the date of this Agreement up to and including the Second Closing Date, the ordinary course of business consistent with past practices of Seller and the practices of a reasonable business person in similar situations.

              OTHER ARRANGEMENT shall mean a benefit program or practice providing for bonuses, incentive compensation, vacation pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other prerequisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of Seller that is not a Plan.

              PCBs shall mean polychlorinated biphenyls.

              PBGC shall mean the Pension Benefit Guaranty Corporation or its successor.

              PPP shall mean point to point protocol.

              PENSION PLAN shall mean a Plan that is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

              PIPELINE GROUP shall mean that portion of the Business which is dedicated to servicing Subscribers using the Pipeline Software.

              PIPELINE NAME shall mean the various names used to describe Seller services which include the word "pipeline".

              PIPELINE SOFTWARE shall mean the software used by subscribers to Seller's Pipeline service including both the client and service component which allows Pipeline subscribers to access the Internet.

              PLAN shall mean any plan, program or arrangement, whether or not written, that is or was (a) an "employee benefit plan" as such term is defined in Section 3(3) of ERISA, and (b)(i) which was or is established or maintained by Seller or a Common Control Entity at least in part for the benefit of employees of Seller, or (b)(ii) to which Seller or a Common Control Entity contributed or was obligated to contribute or to fund or provide benefits at least in part for the benefit of employees of Seller.

              PSI NETSCAPE LICENSE shall mean Seller's license to use Netscape's Navigator 2.X Internet Browser.

              PSI POPs shall mean local dial-in points of presence connected to the PSINet network.

              PURCHASE PRICE shall have the meaning specified in SECTION 2.2.

              QUALIFIED PLAN shall mean a Plan that is a Pension Plan and that satisfies, or is intended by Seller or a Common Control Entity to satisfy, the requirements for tax qualification described in Section 401 of the Code.

              RELEASE shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including, without limitation, the Harrisburg Facility and property adjacent to the Harrisburg Facility) into or upon the environment, including the air, soil, improvements, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Harrisburg Facility.

              RETAIL PROGRAMS shall mean Seller's relationship with retail outlets to distribute, sell or promote Internet access service.

              SALES TERM shall mean the period of five (5) years after the First Measurement Date.

              SECOND BUYER DOCUMENTS shall mean, collectively, the documents described in SECTION 8.5.2.

              SECOND CLOSING shall mean the closing of the purchase, assignment and sale of the Second Closing Assets contemplated hereunder.

              SECOND CLOSING ASSETS shall mean all Assets other than the First Closing Assets.

              SECOND CLOSING ASSUMED LIABILITIES shall mean each of the liabilities and obligations of Seller identified on SCHEDULE 2.4.2; provided, however, that in no event shall Buyer assume any of Seller's liabilities or obligations relating to (a) the payment of Taxes with respect to any period prior to the Second Closing Date, (b) any of Seller's Plans or Other Arrangements, which liabilities or obligations are due to any of Seller's current (active or nonactive), former or retired employees for any period prior to the Second Closing Date, or (d) any liabilities under any Seller Contract or any Lease with respect to services rendered, or events occurring, prior to the Second Closing Date.

              SECOND CLOSING DATE shall mean the time and date on which the Second Closing takes place, as established by SECTION 8.1.

              SECOND CLOSING SUBSCRIBERS shall mean a number of subscribers to Seller's Interramp and/or Pipeline services which, when added to the number of First Closing Subscribers, is not less than one hundred thousand (100,000).

              SECOND MEASUREMENT DATE shall mean the date sixty (60) days after the First Measurement Date.

              SECOND NOTE shall mean the promissory note in the form attached hereto as EXHIBIT 2.3(b) in original principal amount equal to Eight Million Eight Hundred Thousand Dollars ($8,800,000.00) plus the net book value of the Harrisburg Facility determined in accordance with GAAP as of the First Closing Date.

              SECOND SELLER DOCUMENTS shall mean, collectively, the documents described in Section 8.3.1(i), (ii) and (iii).

              SECURITIES ACT shall mean the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith or as a successor thereto.

              SELLER shall mean PSINet Inc.

              SELLER CONTRACTS shall mean the contracts to which Seller is a party relating to the Assets or Business that are specified on SCHEDULE 4.12.

              SELLER DOCUMENTS shall mean, individually and collectively the First Seller Documents and the Second Seller Documents.

              SELLER INFORMATION shall have the meaning specified in SECTION 3.7.1.

              SUBSCRIBERS shall mean collectively, the Second Closing Subscribers and the First Closing Subscribers.

              TAXES shall mean all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

              THIRD NOTE shall mean the promissory note in the form attached hereto as EXHIBIT 2.3(c) in an original principal amount equal to the excess, if any, of the Purchase Price determined as of the First Measurement Date over the sum of the Cash Payment and the original principal amounts of the First Note and the Second Note.

              WARN ACT shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101, et. seq.

              WARN ACT LOSSES shall mean any Losses suffered or incurred by Buyer under the WARN Act as a result of the transactions contemplated by this Agreement.

              WELFARE PLAN shall mean a Plan that is or was an "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA.

                           NETWORK SERVICES AGREEMENT

                 THIS NETWORK SERVICES AGREEMENT (the "Agreement") is entered into as of June 28, 1996 by and between PSINET, INC. ("PSINet") and MINDSPRING ENTERPRISES, INC. ("MindSpring").

                 WHEREAS, PSINet and MindSpring have entered into a Purchase Agreement dated as of June 28, 1996 (the "Purchase Agreement") pursuant to which PSINet has agreed to sell to MindSpring, and MindSpring has agreed to buy from PSINet, certain assets and business from PSINet, all in accordance with and subject to the terms and conditions set forth in the Purchase Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, as an inducement to MindSpring to purchase the Assets as set forth in the Purchase Agreement, in satisfaction of a condition precedent to MindSpring's willingness to consummate the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


1.       INTERNET CONNECTION SERVICES

         1.1.    GENERAL

                 PSINet agrees to provide MindSpring with Internet connection services for MindSpring's customers. MindSpring and its customers may access PSINet's network from any PSINet point of presence ("POP") in the United States or in the territories served with such services by PSINet or any of PSINet's wholly owned subsidiaries. The fees to be paid by MindSpring to PSINet for such access services are set forth on Exhibit A. Notwithstanding the foregoing, in order to allow PSINet to rationalize traffic on certain of its POPs, MindSpring customers on MindSpring's "Beat the Clock" pricing/usage plan may access PSINet's network only through the POPs listed on Exhibit B and, at MindSpring's request and with PSINet's approval (which shall not be unreasonably delayed or withheld), other PSINet POPs to be specified. PSINet hereby represents and warrants that it owns or holds all of the PSINet network assets necessary or used in connection with the provision in the United States of the Internet connection services contemplated by this Agreement (including, without limitation, the POPs listed on Schedule 4.5 to the Purchase Agreement).


         1.2.    MINDSPRING CONNECTION TO PSINET NETWORK

                 MindSpring shall provide, at its own expense, the telecommunications circuit for its connection to PSINet's network through the PSINet POP located in Austel, Georgia. MindSpring shall provide to PSINet an estimate of the traffic it expects between PSINet's network and MindSpring's operations center, and, based on such estimate,

PSINet shall provide to MindSpring a recommendation as to the bandwidth of such circuit. MindSpring shall consider such recommendation in providing such circuit.


         1.3.    ISDN SERVICE

                 PSINet shall make ISDN 64k and 128k Internet connection services available to MindSpring for MindSpring's dial-up customers. The fees to be paid by MindSpring for such services are set forth on Exhibit A.


         1.4.    MINDSPRING RESPONSIBILITY FOR ITS CUSTOMERS

                 MindSpring shall be responsible for all customer support, pricing and service plans, billing and collections with respect to its own customers.


         1.5.    T3 PEERING

                 MindSpring may, but shall not be obligated to, provide telecommunications circuits interconnecting MindSpring's network with PSINet's network in Atlanta, Georgia and, from time to time, in other locations. The parties will use these circuits only for traffic originating within one party's network (or the networks of its customers) and destined only to the other party's network (or the networks of its customers). PSINet shall impose no additional fees or charges with respect to use by MindSpring or its customers of these facilities (including, without limitation, access or port charges).


         1.6.    CO-LOCATION OF EQUIPMENT

                 PSINet shall allow MindSpring to co-locate equipment to provide, to MindSpring customers being served through PSINet's network, electronic mail, chat, news, world-wide web, and/or domain name service in a form substantially similar to the forms of those services today in up to five PSINet POP sites, and PSINet shall maintain such equipment, in each case provided that MindSpring shall reimburse PSINet $1,000 monthly per rack of such equipment for such co-location site and maintenance services; provided, however that PSINet shall only be obligated to provide such co-location site and services at such price through December 31, 1997. PSINet and MindSpring shall mutually agree on such POP sites (such agreement not to be unreasonably withheld or delayed).


         1.7.    TRAFFIC

                 1.7.1.   FORECAST

                 MindSpring shall provide to PSINet, on a monthly basis, a four-month rolling forecast of the number of MindSpring's customers served by PSINet POPS per price/usage plan for each PSINet POP (the "Forecast"). Recognizing that MindSpring's customers' usage patterns (and therefore the PSINet capacity to be required) may be predicted, to some extent, by the MindSpring pricing/usage plan they have chosen, PSINet shall index the Forecast (the "Forecasted Indexed Number") with respect to usage by multiplying the number of MindSpring customers included in the Forecast by a factor (an "Index Factor") intended to adjust for the expected usage by customers in given pricing/usage plans. In the event that MindSpring changes its current pricing/usage plans or implements new ones, the parties shall agree upon any appropriate changes in the Index Factors to reflect such changes. The initial Index Factors shall be as follows:

Customer's MindSpring Plan:              Multiply # Customers By Factor Of:
- - ---------------------------              ----------------------------------
Light                                                   0.8

Beat the Clock                                          1.1

Standard Plan                                            1

Unlimited Access                                        1.1

The Works                                               1.2

Grandfathered $5.00 PSINet Plan                         0.7

Grandfathered $9.00 PSINet Plan                         0.9


                 1.7.2.   POP ACCESSIBILITY GUARANTEE

                 PSINet guarantees that if the actual number of MindSpring customers on a given PSINet Pop at the beginning of the month multipled by the Index Factors (the "Actual Indexed Number") is no more than ten percent greater than the Forecasted Indexed Number provided 60 days prior to the beginning of such month, then MindSpring's customers in that PSINet POP will encounter no busy signals as a result of factors reasonably within the control of PSINet.


                 1.7.3.   WAIVER OF SERVICE FEE FOR INACCESSIBILITY

                 If the Actual Indexed Number is no more than ten percent greater than the Forecasted Indexed Number provided 60 days prior to the beginning of such month with respect to a particular PSINet POP, then MindSpring's actual monthly fees for service through such PSINet Pop shall be reduced by 1/30th for each day (an "Event Day") during such month that (a) MindSpring's customers in such PSINet POP encounter and report to MindSpring more than five busy signals (in aggregate), unless such busy signals result from factors not reasonably within the control of PSINet, or (b) the daily network status report for such PSINet POP shows that all of the ports available for use by MindSpring customers are at 100% capacity. PSINet shall bear the burden of proving, by accurate and complete documentation provided to MindSpring within 30 days following such Event Day, that an Event Day occurred solely by reason of busy signals as a result of factors not within the control of PSINet.

                 1.7.4.   ADDITIONAL FEE

                 If the difference between the Actual Indexed Number for any month and the Forecasted Indexed Number provided 60 days prior to the beginning of such month exceeds the applicable percentage of such Forecasted Indexed Number listed below (the "Threshold"), the aggregate amount of MindSpring's fees for that PSINet POP for that month will be increased by one percent for each one percent by which the difference between the Actual Indexed Number and such Forecasted Indexed Number exceeds such Threshold:

Number of MindSpring Customers per Pop       Index/Forecast Difference Threshold
- - --------------------------------------       -----------------------------------
           5,000 or more                                    10%
            2,001-5,000                                     15%
             501-2,000                                      20%
              101-500                                       30%
           100 or fewer                                     40%.


                 1.7.5.   CERTAIN PROVISIONS OPTIONAL

                 Notwithstanding the foregoing, the provisions of Sections
1.7.3 and 1.7.4 shall be inapplicable unless and until either party has determined that both such provisions should apply and provides written notice thereof to the other party hereto, in which case both provisions shall apply from the date that is 30 days after the date of such notice until such time as both parties agree in writing that both such provisions shall again cease to apply.


         1.8.    QUALITY OF SERVICE

                 PSINet shall provide to MindSpring (for its customers) Internet connection services that meet reasonable commercial standards, including, without limitation, with respect to accessibility, latency, packet loss, and throughput.


         1.9.    REPORTS AND INFORMATION REGARDING SERVICE

                 1.9.1.   NETWORK STATUS REPORTS

                 PSINet shall provide to MindSpring daily network status reports, including daily summaries of dialup line and backbone trunk utilization, total number of ports available, total ports being utilized by MindSpring customers, and total number of ports being utilized in total. PSINet shall provide such reports in a machine-readable format reasonably acceptable to MindSpring.


                 1.9.2.   PSINET NETWORK OUTAGES

                 PSINet shall provide to MindSpring prompt notification of any PSINet network outages that affect MindSpring's customers. When possible, at least three days' advance notice of planned outages shall be given to MindSpring so that MindSpring's customers may be alerted.


                 1.9.3.   ACCESS TO NETWORK MONITORING SYSTEMS

                 PSINet shall provide MindSpring with read-only access to all network monitoring systems used by PSINet to monitor its network. If practicable, the method of access shall be such that MindSpring can automatically incorporate network status reports, outage information, and trouble tickets into MindSpring's systems.


                 1.9.4.   LOGIN ACCOUNTING INFORMATION

                 PSINet shall provide login accounting information to MindSpring on a daily basis. This shall consist of the start time, duration, connecting device, and port for every connection by MindSpring's customers. When more information becomes available through the use of the RADIUS accounting protocol, PSINet shall promptly forward that to MindSpring. PSINet shall also provide MindSpring "real-time" access to any portion or all of this information.


                 1.9.5.   SNMP ACCESS

                 PSINet shall provide to MindSpring SNMP access to PSINet's network (i.e., direct read-only access to the dialup equipment, as well as, if possible, the devices used to provide backbone transport) with respect to MindSpring's dial-up customers, as soon as such access is practicable.


         1.10.   COMMUNICATION REGARDING NETWORK

                 PSINet shall provide to MindSpring a dedicated telephone line for purposes of communicating with PSINet's network operations center, currently located in Troy, New York. Requests from MindSpring for repairs or information concerning PSINet network operations shall receive immediate attention from PSINet, 24 hours per day, seven days per week, in accordance with the escalation procedures set forth on Exhibit C hereto.


         1.11.   COMPARABLE NETWORK ACCESS AND PERFORMANCE QUALITY

                 PSINet shall provide to MindSpring, pursuant to the terms of this Agreement, network access (including, without limitation, POP locations and connection speeds) and performance quality that are in all significant ways comparable to the access and performance quality it makes available to other dial-up customers, whether such customers are its own customers or customers of third parties acquiring access through agreements between such third parties and PSINet.

2.       PRICING TERMS

         2.1.    FEES

                 PSINet's prices for the services contemplated by this Agreement are set forth on Exhibit A hereto.


         2.2.    CHANGES IN FEES

                 2.2.1.   CHANGES IN LOCAL LOOP TELEPHONE LINE COSTS

                 PSINet shall from time to time adjust the fees specified on Exhibit A hereto so that all changes in its telephone line costs that are directly associated with providing a local telephone number at a particular PSINet POP and/or all traffic-related concessions are promptly passed on, on a pro rata basis, to MindSpring.


                 2.2.2.   CHANGES IN MINDSPRING'S CUSTOMER FEES

                 The parties shall cooperate to adjust from time to time, by mutual agreement, the fees specified on Exhibit A in connection with any changes (including, without limitation, adoption of new plans) that MindSpring has implemented in its pricing/usage plans for its customers. In the event that MindSpring determines that a fee adjustment under this Agreement is appropriate as a result of such a change, MindSpring shall provide to PSINet written notice of such proposed adjustment and the reason therefor. The parties agree to negotiate promptly, reasonably and in good faith in order to reach agreement as to such proposed fee adjustment. During the period of such negotiation, no proposed fee adjustment shall be implemented, and the applicable fee shall be the fee then in existence with respect to such pricing/usage plan (of, if the pricing/usage plan is new, the fee then in existence with respect to the existing MindSpring pricing/usage plan that most closely resembles the new plan). In the event that the parties fail to reach agreement as to any such proposed fee change within 60 days of the date of such written notice, MindSpring may, but shall not be required to, terminate its use of services pursuant to this Agreement with respect to its customers affected by its pricing/usage plan change, without regard to the notice period otherwise required by Section 3 hereof.


         2.3.    PAYMENT

                 MindSpring shall pay PSINet's fees pursuant to Exhibit A hereto and the other provisions of this Agreement on a monthly basis, based on the number of active MindSpring customers being served by PSINet POPs as of the first day of the month. Payment of such fees shall be due by the twentieth day of the succeeding month.


3.       TERM OF AGREEMENT

                 Except as otherwise expressly set forth below or in Section
2.2.2 hereof, the term of this Agreement shall be five years, commencing on the date hereof, and, unless either party notifies the other in writing not less than 12 months prior to the end of such five-year period or any 12- month extension thereof, this Agreement shall be automatically renewed annually thereafter for a period of 12 additional months. Notwithstanding the foregoing,


(a) PSINet may terminate this Agreement for any reason and at any time upon 365 days written notice to MindSpring;

(b) MindSpring may terminate this Agreement in whole or in part (on a per-POP basis) for any reason and at any time upon 365 days written notice to PSINet;

(c) MindSpring may terminate this Agreement in whole or in part (on a per-POP basis) for any reason and at any time without advance notice to PSINet upon MindSpring's payment to PSINet of an amount equal to the aggregate amount of the fees paid or payable by MindSpring to PSINet with respect to the last two full month's service prior to such termination with respect to the POP or POPs on which such service is being terminated;

(d) either party may terminate this Agreement without advance notice to the other party hereto if such other party has materially breached this Agreement and has failed to cure such breach within 30 days after receiving written notice of such breach; and

(e) MindSpring may terminate this Agreement without advance notice to PSINet in the event that PSINet's performance hereunder falls below reasonable commercial standards. Without limiting the foregoing, performance will be considered to be below reasonable commercial standards if PSINet's network fails, with respect to 25% or more MindSpring customers that receive service through such network, to be accessible at least 99.9% of the time during a period of ten days or longer during any 30-day period.


4.       MISCELLANEOUS

         4.1.    MOST FAVORED STATUS

                 Notwithstanding anything herein to the contrary, PSINet warrants to MindSpring that MindSpring shall have price, accessibility, performance specifications and other important business terms that are no less favorable than any that are given by PSINet (or any successor entity) to any Internet access provider or bulk customer (a "Similar Provider"). In the event that PSINet (or any successor entity) gives any Similar Provider any better terms with respect to the foregoing for similar services to that provided to MindSpring pursuant hereto, such terms shall be offered by PSINet to MindSpring and, if such better terms are accepted by MindSpring, the parties shall execute an appropriate amendment to this Agreement.

         4.2.    INDEPENDENT PARTIES

                 The relationship of PSINet and MindSpring shall be that of independent third parties. This Agreement creates no relationship of joint venture, partnership, or agency.


         4.3.    ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

                 Each of the parties hereto agrees that it will, at any time, prior to, at or after the date hereof, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


         4.4.    NOTICES.

                 All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight courier, addressed as follows:

                        (i)     If to MindSpring:

                                MindSpring Enterprises, Inc.
                                1430 W. Peachtree, Suite 400
                                Atlanta, GA 30309
                                Attention:  Mr. Charles Brewer
                                            Chairman and Chief Executive Officer

                        (ii)    If to PSINet:

                                PSINet Inc.
                                510 Huntmar Park Drive
                                Herndon, VA 22070
                                Attention:  Mr. Harold S. Wills
                                            Executive Vice President and Chief
                                            Operating Officer

or such other address as the addressee may indicate by written notice to the other parties.

                 Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         4.5.    WAIVER.

                 No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


         4.6.    BENEFIT AND ASSIGNMENT.

                 No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto (which consent shall not be unreasonably delayed or withheld); and any purported assignment in violation of the foregoing shall be void.

                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.


         4.7.    ENTIRE AGREEMENT; AMENDMENT.

                 This Agreement, including the Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.


         4.8.    HEADINGS.

                 The headings of the articles, sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.


         4.9.    GOVERNING LAW.

                 This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.


         4.10.   SIGNATURE IN COUNTERPARTS.

                 This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                 IN WITNESS WHEREOF, each of the parties hereto caused Network Services Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                        MINDSPRING
                                        ----------


                                        MINDSPRING ENTERPRISES, INC.


                                        By: /s/ Michael S. McQuary
                                           -------------------------------------
                                        Name:   MICHAEL S. MCQUARY
                                             -----------------------------------
                                        Title:  PRESIDENT & CEO
                                              ----------------------------------



                                        PSINET
                                        ------


                                        PSINET, INC.



                                        By: /s/ Harold S. Wills
                                           -------------------------------------
                                        Name:   HAROLD S. WILLS
                                             -----------------------------------
                                        Title:  CHIEF OPERATING OFFICER
                                              ----------------------------------

                                                                       EXHIBIT A

                                 PRICING TERMS


BASIC FEES FOR CONTINUING SUBSCRIBERS

Set forth below are the initial fees, which are payable by MindSpring, for service to those MindSpring customers that MindSpring acquired from PSINet pursuant to the Purchase Agreement and that MindSpring has assigned (in writing) to a primary dial-in POP that is a PSINet POP (the "Continuing Subscribers"):


MindSpring Plan Name            Monthly Base Fee            Fee Per Each Additional Hour*
- - --------------------            ----------------            -----------------------------
Light                           $3.47 for 5 hours           $1.00
- - -----------------------------------------------------------------------------------------
Beat the Clock**                $6.47 for unlimited use     $1.00 per hour outside 1:00
                                between 1:00 a.m. and       a.m. and 5:00 p.m.
                                5:00 p.m.
- - -----------------------------------------------------------------------------------------
Standard                        $7.47 for 20 hours          $0.50
- - -----------------------------------------------------------------------------------------
Unlimited Access                $9.97 for unlimited use     Not Applicable
- - -----------------------------------------------------------------------------------------
The Works                       $13.47                      Not Applicable
- - -----------------------------------------------------------------------------------------
Grandfathered PSI Plan #1       $4.50 for 9 hours           $0.75
- - -----------------------------------------------------------------------------------------
Grandfathered PSI Plan #2       $2.50 for 5 hours           $0.75
- - -----------------------------------------------------------------------------------------

* Calculated on a per-minute basis.

**Customers on MindSpring's "Beat the Clock" plan may access PSINet's network only through POPs designated by express consent of PSINet, as set forth in the Network Services Agreement.


BASIC FEES FOR OTHER SUBSCRIBERS

Set forth below are the initial fees, which are payable by MindSpring, for service to MindSpring customers, other than Continuing Subscribers, that MindSpring has assigned (in writing) to a primary dial-in POP that is a PSINet POP (the "Other Subscribers"):


MindSpring Plan Name            Monthly Base Fee            Fee Per Each Additional Hour*
- - --------------------            ----------------            -----------------------------
Light                           $3.13 for 5 hours           $0.90
- - -----------------------------------------------------------------------------------------
Beat the Clock**                $5.83 for unlimited use     $0.90 per hour outside 1:00
                                between 1:00 a.m. and       a.m. and 5:00 p.m.
                                5:00 p.m.
- - -----------------------------------------------------------------------------------------
Standard                        $6.73 for 20 hours          $0.45
- - -----------------------------------------------------------------------------------------
Unlimited Access                $8.98 for unlimited use     Not Applicable
- - -----------------------------------------------------------------------------------------
The Works                       $12.13                      Not Applicable
- - -----------------------------------------------------------------------------------------

**Calculated on a per-minute basis.

**Customers on MindSpring's "Beat the Clock" plan may access PSINet's network only through POPs designated by express consent of PSINet, as set forth in the Network Services Agreement.


ACCESS TO POPS

MindSpring and its customers may access PSINet's network from any PSINet POP in the United States at no additional charge. MindSpring and its customers may access PSINet's network from any PSINet POP in Canada for an additional fee of $2.25 (U.S. $) per hour (calculated on a per-minute basis), and from any PSINet POP outside of the United States or Canada for an additional fee, payable by MindSpring, of $5.00 (U.S. $) per hour (calculated on a per-minute basis).


MAIL, NEWS AND PERSONAL WEB PAGE SERVICES

PSINet shall continue to provide electronic mail, news, and personal web page services to MindSpring for its Continuing Subscribers, on the same basis being provided to them as of June 30, 1996, until September 30, 1996, at no additional charge. PSINet shall continue to provide such services from the period from October 1, 1996 to December 31, 1996, at MindSpring's request, for a fee, payable by MindSpring, of $2.00 per customer per month.


ISDN ACCESS

ISDN 64k access shall be available to MindSpring for its customers at the same fee as analog service, with a cap of 100 hours of such service per month for flat-rate customers; MindSpring shall pay PSINet a fee of $0.50 per hour (calculated on a per-minute basis) for each hour in excess of 100 hours that any such flat-rate customer uses in such month. PSINet shall make available use of the second "B" channel to provide ISDN 128k access to MindSpring for its customers at an additional monthly fee, payable by MindSpring, of $0.50 per hour (calculated on a per-minute basis).


SCHOOLS

PSINet acknowledges that, as a public service, MindSpring may provide analog dial-up Internet accounts to schools free of charge or at a reduced rate. For these accounts, PSINet's fee, payable by MindSpring, shall be (at MindSpring's option) $10.00 per month (for each month that the school actually logs on) or $100.00 per year per account.

                       "BEAT THE CLOCK" AVAILABLE POPS
                       -------------------------------

         tallahasse                      fl
         cedarrapids                     ia
         clinton                         ia
         davenport                       ia
         iowacity                        ia
         marshalltown                    ia
         masoncity                       ia
         ottumwa                         ia
         siouxcity                       ia
         waterloo                        ia
         lafayette                       ia
         shreveport                      la
         pittsfield                      ma
         hagerstown                      md
         battle-creek                    mi
         bay-city                        mi
         midland                         mi
         saginaw                         mi
         duluth                          mn
         gulfport                        ms
         pascagoula                      ms
         fargo                           nd
         youngstown                      oh
         medford                         or
         carlisle                        pa
         lancaster                       pa
         jackson                         tn
         abilene                         tx
         amarillo                        tx
         el-paso                         tx
         midland                         tx
         san-angelo                      tx
         greenbay                        wi
         janesville                      wi
         westover                        wv
         wheeling                        wv










                 CONFIDENTIAL AND PROPRIETARY TO PSINET, INC.

                                  EXHIBIT C

                            ESCALATION PROCEDURES



        Set forth below are the PSINet personnel who shall be available, in the escalation order listed below, to MindSpring for purpose of requests for repairs or information concerning PSINet network operations:




TITLE                                           CURRENT EMPLOYEE
- - ------                                          ----------------
Senior Network Operations Technician on Duty    Whoever is on Duty

Network Operations Supervisor                   Scott Wank

Network Operations Manager                      Nathalie Lenehan

VP, Network Operations                          Mitchell Levinn
